Exhibit 4.1

INDENTURE

dated as of April 17, 2014

by and between

LABA ROYALTY SUB LLC,
a Delaware limited liability company,
as issuer of the Notes described herein,

and

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as initial trustee of the Notes described herein

i

Section 6.14	Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations	74
Section 6.15	Jurisdiction of Trustee	74
Section 6.16	Notice of Event of Default to the Servicer	74

Article VII
SUCCESSOR TRUSTEES, REGISTRARS, TRANSFER AGENTS, PAYING AGENTS AND CALCULATION AGENTS

Section 7.1	Resignation and Removal of Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent	75
Section 7.2	Appointment of Successor	75

Article VIII
INDEMNITY

Section 8.1	Indemnity	77
Section 8.2	Survival	77

Article IX
MODIFICATION

Section 9.1	Modification with Consent of Noteholders	77
Section 9.2	Modification Without Consent of Noteholders	78
Section 9.3	Subordination; Priority of Payments	80
Section 9.4	Execution of Amendments by Trustee	80

Article X
SUBORDINATION

Section 10.1	Subordination of the Notes	80

Article XI
DISCHARGE OF INDENTURE; SURVIVAL

Section 11.1	Discharge of Indenture; Survival	81
Section 11.2	Release of Security Interest in Certain Collateral	82

Article XII
MISCELLANEOUS

Section 12.1	Right of Trustee to Perform	82
Section 12.2	Waiver	83
Section 12.3	Severability	83
Section 12.4	Restrictions on Exercise of Certain Rights	83
Section 12.5	Notices	83
Section 12.6	Assignments	84
Section 12.7	Application to Court	84

Schedule A	Assumed Amortization Schedule for Optional Redemption in Respect of the Original Notes

Annex A	Rules of Construction and Defined Terms

Exhibit A-1	Form of Rule 144A Global Note
Exhibit A-2	Form of IAI Global Note
Exhibit A-3	Form of Temporary Regulation S Global Note
Exhibit A-4	Form of Permanent Regulation S Global Note
Exhibit B	Form of Confidentiality Agreement
Exhibit C	Coverage of Distribution Report
Exhibit D	UCC Financing Statements
Exhibit E-1	Form of Transferee Certificate for transfers to Temporary Regulation S Global Note
Exhibit E-2	Form of Transferee Certificate for transfers to Permanent Regulation S Global Note
Exhibit E-3	Form of Transferee Certificate for transfers to Rule 144A Global Note
Exhibit F	Form of Portfolio Interest Certificate
Exhibit G	Important Section 3(c)(7) Notice
Exhibit H	Form of Noteholder Certification

INDENTURE

This INDENTURE, dated as of April 17, 2014, is by and between LABA ROYALTY SUB LLC, a Delaware limited liability company, as issuer of the Notes described herein, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial trustee of the Notes described herein.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of the Issuer’s right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising thereafter, in the following described property, rights and privileges (such property, rights and privileges, including all other property, rights and privileges hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, in each case whether now owned or hereafter acquired, being collectively referred to herein as the “Collateral”):

(1)                                 (A) the Collection Account established under this Indenture, (B) all amounts from time to time on deposit in or otherwise credited to the Collection Account, (C) all cash, financial assets and other investment property, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to the Collection Account or representing investments and reinvestments of amounts credited to the Collection Account and (D) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (i) all property so credited or representing such investments and reinvestments and (ii) the Collection Account;

(2)                                 the right to enforce the representations, warranties and covenants made by the Transferor under the Sale and Contribution Agreement;

(3)                                 the right to enforce the representations, warranties and covenants made by the Servicer under the Servicing Agreement; and

(4)                                 all proceeds and products of any and all of the foregoing property.

These Grants are made in order to secure (i) the prompt payment of the principal of, Premium (if any) and interest on, and all other amounts due with respect to, the Notes from time to time Outstanding hereunder, equally and ratably without prejudice, priority or distinction between any Note and any other Notes except as expressly provided herein, (ii) the payment of any fees, expenses or other amounts that the Issuer is obligated to pay under or in respect of the Notes or this Indenture, (iii) the payment and performance of all the obligations of the Issuer in respect of any amendment, modification, extension, renewal or refinancing of the Notes and (iv) the performance and observance by the Issuer of all the agreements, covenants and provisions expressed or implied herein and in the Notes for the benefit of the Secured Parties (collectively, the “Secured Obligations”), in each case in accordance with and subject to the allocation priorities and the Priority of Payments set forth in Article III, and for the uses and purposes and subject to the terms and provisions hereof.

The Issuer shall file, and hereby authorizes the filing of, all financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the security interests in the Collateral granted to the Trustee pursuant to this Indenture.  Such financing statements may describe the Collateral in the same manner as described in any security agreement entered into by the parties in connection herewith or may contain an indication or description of Collateral that describes such property in any other manner as is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Trustee in connection herewith.  Nothing herein shall be construed as imposing a duty upon the Trustee to determine the jurisdictions or filing offices in which such filings should be made or to make such filings.

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint (until this Indenture is terminated) the Trustee its true and lawful attorney with full power (in the name of the Issuer or otherwise) to exercise the rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties (which power of attorney with respect to the right to enforce the representations, warranties and covenants made by the Transferor under the Sale and Contribution Agreement and the right to enforce the representations, warranties and covenants made by the Servicer under the Servicing Agreement will be solely to the extent affecting the Retained Royalty Payments) and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises.  The power of attorney granted to the Trustee pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Trustee’s interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Trustee to exercise any power except as expressly provided herein or in any other Transaction Documents.  This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

This Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein.  Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Party or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other Applicable Law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of Applicable Law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale (subject, for the avoidance of doubt, to the rights of the Noteholders, as applicable, under the relevant Transaction Documents to instruct the Trustee in the exercise of such rights and remedies).

It is expressly agreed that the Issuer shall remain liable under each of the Transaction Documents and other agreements to which the Issuer is a party to perform (or to engage the Servicer (or, to the extent permitted under the Transaction Documents, other third parties) to perform on its behalf) all of its obligations thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Trustee shall not have any obligations or liabilities under such agreements by reason of or arising out of the Grants set forth in this Indenture, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such agreements or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled from time to time; provided, however, that, in exercising any right of the Issuer under any Transaction Document or any other contract or agreement included in the Collateral, the Trustee and the Noteholders shall be bound by, and shall comply with, the provisions thereof applicable to the Issuer in respect of the exercise of such right and the confidentiality provisions set forth therein to the extent permitted by Applicable Law.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required in accordance with, and subject to, the terms hereof.

Each Noteholder shall be deemed to acknowledge and agree by its acceptance of its interest in the Notes, to the terms of this Indenture and the other Transaction Documents, including the application of the proceeds of the Collateral in accordance with the Priority of Payments on each Payment Date both before and after an acceleration of the Notes and the liquidation of the Collateral following the occurrence and during continuation of an Event of Default, and will not take any actions contrary to such terms and will take such actions as may be reasonably requested by the Trustee at the direction of the Noteholders, pursuant to the terms of this Indenture in furtherance of such terms.

Each Noteholder shall be deemed to further acknowledge and agree by its acceptance of its interest in the Notes, and each party hereto acknowledges and agrees, that the Concentration Account and the Milestone Payment Reserve Account shall be established and maintained in the name of the Issuer; provided, however, that under no circumstance, including the occurrence of an Event of Default (i) shall there be a pledge of the Concentration Account or the Milestone Payment Reserve Account (or in each case any of the Issuer’s rights thereunder, including any residual intellectual property rights of the Issuer that may arise under the Counterparty Agreement) to secure the Issuer’s obligations under this Indenture; (ii) shall there be a pledge of the Counterparty Agreement (or any rights thereunder) to secure the Issuer’s obligations under this Indenture; (iii) shall either the Noteholders or the Trustee on their behalf be a party to or third party beneficiaries of the Counterparty Agreement; and (iv) shall any Noteholder be able to assert, or the Trustee on behalf of the Noteholders be able to assert, any claim against the Issuer, Theravance, the Counterparty or any other Person under the Counterparty Agreement.

Each Noteholder shall be deemed to further acknowledge and agree by its acceptance of its interest in the Notes, and each party hereto further acknowledges and agrees that the collateralization, securitization or monetization of the Collateral shall be limited in recourse to the Collateral that generate the revenue under the collateralization, securitization or monetization and other assets and property related or incidental thereto.  As a condition to the purchase of the Original Notes, each Noteholder shall be deemed to agree to the absence of any interest in the

Excluded Property and the inability to take any action against or in respect of the Excluded Property in connection with the exercise of remedies upon the occurrence and continuation of an Event of Default or otherwise.

ARTICLE I
GENERAL

Section 1.1            Defined Terms and Rules of Construction.  Capitalized terms used but not otherwise defined in this Indenture shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference herein.  The rules of construction set forth in Annex A shall apply to this Indenture and are hereby incorporated by reference herein.

Section 1.2            Officer’s Certificates and Opinions.  Upon any application or request by the Issuer to the Trustee following the Closing Date to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signer thereof in his or her capacity as such, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional Officer’s Certificate or Opinion of Counsel need be furnished.

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition precedent or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition precedent and the definitions in this Indenture relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement to the effect that, in the opinion of each such individual in his or her capacity as such, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such individual, such condition precedent or covenant has been complied with.

Section 1.3            Acts of Noteholders.

(a)           Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any class to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section 1.3(a).

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and, where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

(c)           In determining whether the Noteholders or Beneficial Holders have given any Direction under this Indenture or any other Transaction Document, Notes owned by Noteholders and Beneficial Holders that have not delivered either a Confidentiality Agreement or a written certification in the form attached as Exhibit H to this Indenture that the Noteholder or Beneficial Holder is not a Restricted Party, any other Non-Permitted Holder, the Issuer, the Equityholder or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination.  In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes and Beneficial Interests in respect of which the Trustee has received a Confidentiality Agreement or a written certification in the form attached as Exhibit H to this Indenture that the Noteholder or Beneficial Holder is not a Restricted Party shall be included.  Notwithstanding the foregoing, if any such Person or Persons (other than any Noteholder or Beneficial Holder that has not delivered a Confidentiality Agreement or a written certification in the form attached as Exhibit H to this Indenture that it is not a Restricted Party) owns 100% of the Notes of any class Outstanding, such Notes shall not be so disregarded as aforesaid.

(d)           Notwithstanding the definition of “Record Date,” the Issuer may, at its option, by delivery of Officer’s Certificate(s) to the Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes of any class entitled to give any Direction in respect of such Notes.  Such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than thirty (30) days prior to the first solicitation of Noteholders in connection therewith.  If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of the applicable class at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders holding the requisite proportion of Outstanding Notes of such class have authorized, agreed or consented to such Direction, and for that purpose the Outstanding Notes of such class shall be computed as of such record date; provided, that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e)                                  Any Direction or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the transfer thereof, in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note, and any Direction or other action by the Beneficial Holder of any Beneficial Interest in any Note shall bind any transferee of such Beneficial Interest.

ARTICLE II
THE NOTES

Section 2.1                                    Amount of Notes; Terms; Form; Execution and Delivery.

(a)                                 Except in respect of deferred interest added to the principal balance of the Original Notes (or any Refinancing Notes in respect of the Original Notes) pursuant to Section 3.7(a), the Outstanding Principal Balance of any class of Notes that may be authenticated and delivered from time to time under this Indenture shall not exceed, with respect to the Original Notes, the initial Outstanding Principal Balance for the Original Notes in the amount of $450,000,000, or, with respect to any class (or sub-class) of Subordinated Notes or any class of Refinancing Notes, the Outstanding Principal Balance authorized in the Resolution and set forth in an indenture supplemental hereto establishing such Subordinated Notes or Refinancing Notes; provided, that (i) any Refinancing Notes shall be issued in accordance with Section 2.15 and (ii) any Subordinated Notes shall be issued in accordance with Section 2.16.

(b)                                 There shall be issued, authenticated and delivered on the Closing Date and on the date of issuance of any Subordinated Notes or any Refinancing Notes to each of the Noteholders the Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and, in the case of the Original Notes, substantially in the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, and Exhibit A-4 as applicable, or, in the case of any Subordinated Notes or any Refinancing Notes, substantially in the form set forth in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.  The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.  Each Note shall be dated the date of its authentication.  The terms of the Original Notes set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, and Exhibit A-4, as applicable, are part of the terms of this Indenture.  The Trustee shall authenticate Notes and make Notes available for delivery for issue only upon the written order of the Issuer signed by a Responsible Officer of the Issuer.  Such order shall specify the aggregate principal amount and type of Notes to be authenticated, the date of issue, whether they are to be issued as Global Notes or Definitive Notes and delivery instructions.

The Notes will be sold initially only (A) in the United States, to Persons that are both Qualified Institutional Buyers and Qualified Purchasers (“QIB/QPs”), purchasing the Beneficial Interest in the Notes for their own account or one or more other accounts with respect to which each such Person exercises sole investment discretion, each of which is a QIB/QP, in reliance on Rule 144A, (B) in the United States, solely in the case of initial investors in the Notes, to Persons that are both Qualified Purchasers and Institutional Accredited Investors (“IAI/QPs”) purchasing for their own account or one or more other accounts with respect to which each such Person exercises sole investment discretion, each of which is an IAI/QP, and (C) outside the United States, to Qualified Purchasers that are Non-U.S. Persons in reliance on Regulation S (“Non-U.S. Persons/QPs”), that in the case of clauses (A) through (C) are purchasing a Beneficial Interest in the Notes in a manner that does not involve any general solicitation or advertising (as those terms are used in Regulation D under the Securities Act) or any public offering within the meaning of the Securities Act, are not acquiring the Notes with a view to any resale or distribution thereof other than in accordance with the restrictions set forth herein, have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the purchase of the Notes and are able and prepared to bear the economic risk of investing in and holding the Notes and, in each case, are not Restricted Parties.

The Notes may thereafter be transferred in reliance on Rule 144A and/or Regulation S and in accordance with the procedures described herein.

It is intended that the Notes be registered so as to participate in a book-entry system with DTC. Upon initial issuance, the ownership of the Notes shall be registered in the Register in the name of Cede & Co. (“Cede”), or any successor thereto, as nominee for DTC.  The Applicable Procedures shall be applicable to transfers of Beneficial Interests in the Notes.

Any Notes offered and sold to QIB/QPs in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in fully registered form without payment coupons, substantially in the form set forth in Exhibit A-1 hereto (each, a “Rule 144A Global Note”), registered in the name of Cede, as nominee of DTC, deposited with the Trustee as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased to reflect transfers to and from the Rule 144A Global Note by adjustments made on the books and records of the Trustee, as custodian for DTC, as hereinafter provided.

Any Notes offered and sold to IAI/QPs shall be issued initially in the form of one or more permanent global certificates in fully registered form without payment coupons, substantially in the form set forth in Exhibit A-2 hereto (each, an “IAI Global Note”), registered in the name of Cede, as nominee of DTC, deposited with the Trustee as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of each IAI Global Note may from time to time be decreased to reflect transfers from the IAI Global Note by adjustments made on the books and records of the Trustee, as custodian for DTC, as hereinafter provided.

Any Notes offered and sold to Non-U.S. Persons/QPs in offshore transactions in reliance upon Regulation S shall be in each case issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in Exhibit A-3 hereto (each, a “Temporary Regulation S Global Note”), registered in the name of Cede, as nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear or Clearstream.

At any time following the termination of the Restricted Period, upon delivery of a certificate in substantially the form of Exhibit E-2 hereto given by a Beneficial Holder holding a Beneficial Interest in a Temporary Regulation S Global Note, Beneficial Interests in the Temporary Regulation S Global Notes shall be exchangeable, in whole or in part, for Beneficial Interests in one or more permanent global notes in fully registered form without payment coupons, substantially in the form set forth in Exhibit A-4 hereto (each, a “Permanent Regulation S Global Note” and, together with each Temporary Regulation S Global Note, the “Regulation S Global Notes”), registered in the name of Cede, as nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note of such class in an amount equal to the principal amount of such Temporary Regulation S Global Note exchanged.  Until the termination of the Restricted Period with respect to any Temporary Regulation S Global Note, Beneficial Interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream.  The aggregate principal amount of the Temporary Regulation S Global Notes or the Permanent Regulation S Global Notes may from time to time be increased or decreased to reflect transfers to and from such Global Notes by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.

(c)                                  Interest shall accrue on any class of Fixed Rate Notes from the date of issuance of such Fixed Rate Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months on the Outstanding Principal Balance of such Notes.  Interest shall accrue on any class of Floating Rate Notes from the date of issuance of such Floating Rate Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Notes.  For the avoidance of doubt, interest shall accrue on the Original Notes over the period from the Closing Date to the November 15, 2014 Payment Date as simple interest without compounding over such period.

(d)                                 On the date of any Refinancing, the Issuer shall issue and deliver, as provided in Section 2.15, an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Resolutions and set forth in any indenture supplemental hereto providing for the issuance of such Refinancing Notes or specified in the form of such Refinancing Notes, in each case in accordance with Section 2.15.

(e)                                  On the date of any Subordinated Note Issuance, the Issuer shall issue and deliver, as provided in Section 2.16, an aggregate principal amount of Subordinated Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Resolutions and set forth in any indenture supplemental hereto providing for the issuance of such Subordinated Notes or specified in the form of such Subordinated Notes, in each case in accordance with Section 2.16.

(f)                                   The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of a Responsible Officer of the Issuer or any individual authorized to do so by a Responsible Officer of the Issuer.

(g)                                  Each Note bearing the manual or facsimile signature of any individual who at the time such Note was executed was authorized to execute such Note by a Responsible Officer of the Issuer shall bind the Issuer, notwithstanding that any such individual has ceased to hold such authority prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Note.

(h)                                 At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of Section 2.1(i), the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of a written order of the Issuer.  The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(i)                                     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in Section 2.1(f) and authenticated by or on behalf of the Trustee as provided in Section 2.1(h).  Such signatures shall be conclusive evidence, and the only evidence that such Note has been duly executed and authenticated under this Indenture.

(j)                                    Application shall be made by the Issuer for the Notes to be admitted to the official list of the Cayman Islands Stock Exchange.  The Notes shall not be publicly or privately rated by any securities rating agency.  There are no other securities of the Issuer that are publicly or privately rated by any securities rating agency.

Section 2.2                                    Restrictive Legends.

(a)                                 Each Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:

THE ISSUANCE AND SALE OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION OTHER THAN ON THE OFFICIAL LIST OF THE CAYMAN ISLANDS STOCK EXCHANGE, AND LABA ROYALTY SUB LLC (THE “ISSUER”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).  THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OR AN AFFILIATE THEREOF, (B) IN THE UNITED STATES, TO AN INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE THAT IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE

 144A”) AND A “QUALIFIED PURCHASER” UNDER SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND NONE OF WHICH ARE (1) A DEALER OF THE TYPE DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS IT OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED TO IT, (2) FORMED OR CAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHERE EACH BENEFICIAL HOLDER IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER), (3) A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL HOLDERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (4) IF FORMED ON OR BEFORE APRIL 30, 1996, AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” PROVIDED BY SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL HOLDERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996 OR (5) AN ENTITY THAT, IMMEDIATELY SUBSEQUENT TO ITS PURCHASE OR OTHER ACQUISITION OF A BENEFICIAL INTEREST IN THIS NOTE, WILL HAVE INVESTED MORE THAN 40% OF ITS ASSETS IN BENEFICIAL INTERESTS IN THIS NOTE AND/OR IN OTHER SECURITIES OF THE ISSUER (UNLESS ALL OF THE BENEFICIAL HOLDERS OF SUCH ENTITY’S SECURITIES ARE QUALIFIED PURCHASERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY RULE 144A, (C) SOLELY WITH RESPECT TO THE INITIAL PURCHASERS, IN THE UNITED STATES, TO AN INITIAL PURCHASER THAT IS BOTH A QUALIFIED PURCHASER AND AN INSTITUTIONAL “ACCREDITED INVESTOR” MEETING THE REQUIREMENTS OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS BOTH AN INSTITUTIONAL “ACCREDITED INVESTOR” AND A QUALIFIED PURCHASER, OR (D) OUTSIDE THE UNITED STATES, TO AN INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE THAT IS A QUALIFIED PURCHASER AND NOT A “U.S. PERSON” AS DEFINED

IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER, AND NONE OF WHICH IS A U.S. PERSON, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, THAT ARE NOT RESTRICTED PARTIES (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN) IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.

BY ITS PURCHASE AND ACCEPTANCE OF THIS NOTE, EACH PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN (WITHIN THE MEANING OF SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO TITLE I OF ERISA, (B) A PLAN (WITHIN THE MEANING OF SECTION 4975(e)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) SUBJECT TO SECTION 4975 OF THE CODE OR (C) AN EMPLOYEE BENEFIT PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”) (EACH OF THE FOREGOING, A “PLAN”) AND IS NOT ACTING ON BEHALF OF OR USING “PLAN ASSETS” OF A PLAN TO PURCHASE THIS NOTE OR (II) IT IS A PLAN OR IS ACTING ON BEHALF OF A PLAN OR USING “PLAN ASSETS” OF A PLAN TO PURCHASE THIS NOTE BUT THE PURCHASE AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE BY REASON OF THE APPLICATION OF ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR OTHERWISE AND WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SIMILAR LAWS.  “PLAN ASSETS” HAS THE MEANING GIVEN TO IT BY SECTION 3(42) OF ERISA AND REGULATIONS OF THE U.S. DEPARTMENT OF LABOR, BUT ALSO INCLUDES ASSETS OF AN EMPLOYEE BENEFIT PLAN (WITHIN THE MEANING OF SECTION 3(3) OF ERISA) SUBJECT TO SIMILAR LAWS.

EACH INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE (IF NOT THE ISSUER OR AN AFFILIATE OF THE ISSUER) TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE REFERRED TO HEREIN.  THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER

RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER THE CODE. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO THE ISSUER AT THE FOLLOWING ADDRESS: 901 GATEWAY BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080, ATTENTION: CHIEF FINANCIAL OFFICER.

The Rule 144A Global Notes shall include the following additional legend:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (IF NOT THE ISSUER OR AN AFFILIATE OF THE ISSUER) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A AND A “QUALIFIED PURCHASER” UNDER SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH THE HOLDER EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, (B) IT UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THEIR NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES, (C) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES, (D) IT IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHERE EACH BENEFICIAL HOLDER IS BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER) AND (E) IF IT IS A COMPANY EXCEPTED FROM THE DEFINITION OF “INVESTMENT COMPANY” BY SECTION 3(c)(1) OR SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, OR A SECTION 7(d) FOREIGN INVESTMENT COMPANY RELYING ON SECTION 3(c)(1) OR SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT WITH RESPECT TO ITS U.S. HOLDERS, AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL HOLDERS AS REQUIRED BY THE INVESTMENT COMPANY ACT.

Each IAI Global Note shall include the following additional legend:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER REPRESENTS THAT IT IS AN INITIAL PURCHASER OF THE NOTE THAT (A) IS BOTH A QUALIFIED PURCHASER AND AN INSTITUTIONAL “ACCREDITED INVESTOR” MEETING THE REQUIREMENTS OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH

IS BOTH AN INSTITUTIONAL “ACCREDITED INVESTOR” AND A QUALIFIED PURCHASER, (B) IT UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THEIR NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES, (C) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES, (D) IT IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHERE EACH BENEFICIAL HOLDER IS BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER) AND (E) IF IT IS A COMPANY EXCEPTED FROM THE DEFINITION OF “INVESTMENT COMPANY” BY SECTION 3(c)(1) OR SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, OR A SECTION 7(d) FOREIGN INVESTMENT COMPANY RELYING ON SECTION 3(c)(1) OR SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT WITH RESPECT TO ITS U.S. HOLDERS, AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL HOLDERS AS REQUIRED BY THE INVESTMENT COMPANY ACT.

Each Regulation S Global Note will include the following additional legend:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A QUALIFIED PURCHASER AND NOT A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER, AND NONE OF WHICH IS A U.S. PERSON, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

Each Global Note will include the following additional legend as the last legend:

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY.

IF THIS NOTE WAS ACQUIRED IN THE UNITED STATES, AND THE HOLDER IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF ONE OR MORE OTHER PERSONS EACH OF WHICH IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, OR, SOLELY IN THE CASE OF THE INITIAL PURCHASERS OF THE NOTES, BOTH AN INSTITUTIONAL ACCREDITED INVESTOR AND A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION OF THIS NOTE, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF ONE OR MORE OTHER PERSONS EACH OF WHICH IS BOTH AN INSTITUTIONAL ACCREDITED INVESTOR AND A QUALIFIED PURCHASER, OR THE HOLDER IS DETERMINED TO HAVE BEEN A RESTRICTED PARTY, THE ISSUER HAS THE RIGHT TO REQUIRE

SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER THAT IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER.  THE ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON THAT IS NOT BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF ONE OR MORE OTHER PERSONS EACH OF WHICH IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER.

IF THIS NOTE WAS ACQUIRED OUTSIDE THE UNITED STATES, AND THE HOLDER IS DETERMINED NOT TO HAVE BEEN A QUALIFIED PURCHASER THAT IS NOT A “U.S. PERSON” AT THE TIME OF ACQUISITION OF THIS NOTE, OR THE HOLDER IS DETERMINED TO HAVE BEEN A RESTRICTED PARTY, THE ISSUER HAS THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER WHO IS A QUALIFIED PURCHASER AND NOT A “U.S. PERSON.”  THE ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON WHO IS NOT A QUALIFIED PURCHASER AND NOT A “U.S. PERSON.”

(b)                                 Each Global Note shall also bear the following legend on the face thereof:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(c)                                  Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof:

UNTIL 40 DAYS AFTER THE ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS.  THE HOLDER HEREOF, BY PURCHASING OR

OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS A QUALIFIED PURCHASER AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A QUALIFIED PURCHASER AND IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

(d)                                 The required legends (collectively, the “Legend”) set forth in this Section 2.2 shall not be removed from the applicable Notes except as provided herein. Neither the Trustee nor the Registrar shall be responsible for the contents of the Legend nor any lack thereof.

Section 2.3                                    Registrar, Transfer Agent, Paying Agent and Calculation Agent.

(a)                                 With respect to each class of Notes, there shall at all times be maintained an office or agency in the location set forth in Section 12.5 where the Notes of such class may be presented or surrendered for exchange or registration of transfer (including any additional transfer agent, each, a “Transfer Agent”), where the Notes of such class may be registered, recorded and transferred (including any additional registrar, each, a “Registrar”), where the Notes of such class may be presented or surrendered for payment thereof (including any additional paying agent, each, a “Paying Agent”), and where notices and demands to or upon the Issuer in respect of such Notes may be served.  The Trustee shall be the initial Transfer Agent, the initial Paying Agent and the initial Registrar.  The Issuer shall cause each Registrar to keep a register of such class of Notes for which it is acting as Registrar and of their transfer and exchange (the “Register”).  Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Noteholders of such class of Notes.  In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

(b)                                 The Trustee shall act as the Calculation Agent hereunder.  To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Calculation Agent, and the Calculation Agent shall furnish to the Trustee, upon written request such information and copies of such documents as the Trustee or the Calculation Agent may have and as are necessary for the Calculation Agent and the Trustee to perform their respective duties under Article III or otherwise.  So long as there are Floating Rate Notes Outstanding under this Indenture, there shall at all times be a Calculation Agent.  Upon the request of a Noteholder of Floating Rate Notes, the Calculation Agent shall provide to such Noteholder the interest rate borne by such Floating Rate Notes on the date of such request and, if determined, the interest rate borne by such Floating Rate Notes for the next Interest Accrual Period.

(c)                                  Each Authorized Agent shall be a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the U.S., any state or territory thereof or the District of Columbia to exercise corporate trust powers, subject to supervision by federal or state authorities (such requirements, the “Eligibility Requirements”).  Each Registrar other than the Trustee shall furnish to the Trustee, at least five Business Days prior to each Payment Date, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

(d)                                 Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authorized Agent (including the administration of the fiduciary relationship contemplated by this Indenture), shall be the successor of such Authorized Agent hereunder, if such successor is otherwise eligible under this Section 2.3, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(e)                                  Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer.  The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee.  Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section 2.3 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.3.  The Issuer shall give written notice of any such appointment made by it to the Trustee, and in each case the Trustee shall send notice of such appointment to all Noteholders of the related class of Notes as their names and addresses appear on the Register for such class of Notes.

(f)                                   The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

(g)                                  Each Authorized Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee as set forth in this Indenture.

Section 2.4                                    Paying Agent to Hold Money in Trust.  The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section 2.4.  Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.5                                    Method of Payment.

(a)                                 On each Payment Date, the Trustee shall, or shall instruct a Paying Agent to, pay, subject to Section 3.6, to the extent of the Available Collections Amount for such Payment Date, to the Noteholders all interest, principal and Premium, if any, on each class of Notes in the amounts determined by the Calculation Agent pursuant to Section 3.4.  Each payment on any Payment Date other than the final payment with respect to any class of Notes shall be made by the Trustee or the Paying Agent to the Noteholders as of the Record Date for such Payment Date.  The final payment with respect to any class of Notes, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at an office or agency of the Trustee or the Paying Agent in New York City.

(b)                                 At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, payments on a Payment Date shall be made by the Trustee or the Paying Agent by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such class of Notes.  Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder holding Definitive Notes, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City; provided, that, in each case, the final payment for any class of Notes shall be made only upon presentation and surrender of the Definitive Notes of such class by the Noteholder or its agent at an office or agency of the Trustee or the Paying Agent in New York City.  Payments in respect of the Notes represented by a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC at a financial institution in New York City.

(c)                                  The payment of any Interest Amount in respect of a class of Notes on a particular Payment Date shall be deemed allocated first to any unpaid Interest Amount due prior to such Payment Date (together with Additional Interest thereon) and second to any Interest Amount due on such Payment Date.

(d)                                 If the Final Legal Maturity Date with respect to the Original Notes is not a Business Day, the payment scheduled to be made on the Final Legal Maturity Date shall be made on the succeeding Business Day without the payment of Additional Interest.

Section 2.6                                    Minimum Denominations.  Each class of Notes shall be issued in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof.  After issuance, any Note may fail to be in such required minimum denomination due to the repayment of principal thereof in accordance with the Priority of Payments on any Payment Date or as a result of one or more Optional Redemptions.  If scheduled interest is added to the principal balance of the Notes on any Payment Date that occurs during the Interest Deferral Period pursuant to Section 3.7(a), the scheduled interest added to the principal balance of the Notes will be rounded upward or downward if necessary to the nearest $1.00 in order to maintain the integral multiple of $1.00 in excess of the minimum denomination of the Notes.

Section 2.7                                    Transfer and Exchange; Cancellation.  The Notes are issuable only in fully registered form without coupons.  A Noteholder or a Beneficial Holder may transfer a Note or a Beneficial Interest therein only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such proposed transferee shall succeed to the rights of a Noteholder or a Beneficial Holder only upon, final acceptance and registration of the transfer by the Registrar.

Prior to the due presentment for registration of transfer of a Note and satisfaction of the requirements specified in the last sentence of the preceding paragraph, the Issuer and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary.  The Registrar (if different from the Trustee) shall promptly notify the Trustee in writing and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Note by furnishing the Issuer a copy of such request.

Furthermore, any Noteholder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.10(b) and Section 2.11, transfers of Beneficial Interests in such Global Note may be effected only through a book-entry system maintained by the Noteholder of such Global Note (or its agent) and that ownership of a Beneficial Interest in such Global Note shall be required to be reflected in a book-entry system.  When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder).  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  Except as set forth in Section 2.8 and Section 2.9, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

The Registrar shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Legal Maturity Date of any such Notes or following any notice of Redemption or Refinancing of Notes in respect of the portion of the Notes being so redeemed or refinanced.  The Registrar shall not be required to exchange or register the transfer of any Notes that have been selected, called or are being called for Redemption or Refinancing except, in the case of any Notes where written notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed.

Any Person (including the Issuer) at any time may deliver Notes to the Trustee for cancellation.  The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment.  The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it (or any other Person) has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.8                                    Mutilated, Destroyed, Lost or Stolen Notes.  If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Noteholder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note, payable to such Noteholder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication.  If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or such Registrar.  If the Note being replaced has been destroyed, lost or stolen, the Noteholder thereof shall furnish to the Issuer, the Trustee and the Registrar (a) such security or indemnity as may be required by the Issuer, the Trustee and the Registrar to save each of them harmless and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Note and of the ownership thereof (an affidavit from any QIB being satisfactory evidence).  The Noteholders shall be required to pay any Tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the reasonable fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.9                                    Payments of Transfer Taxes.  Upon the transfer of any Note or Notes pursuant to Section 2.7, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer Tax or similar governmental charge payable in connection therewith.

Section 2.10                             Book-Entry Provisions.

(a)                                 Global Notes shall (i) be registered in the name of the Clearing Agency or a nominee of the Clearing Agency, (ii) be delivered to the Trustee as custodian for the Clearing Agency and (iii) bear the Legend (as applicable).  In accordance with the requirements of the Clearing Agency, the Issuer shall cause the Trustee to authenticate an additional Global Note or additional Global Notes in the appropriate principal amount such that no Global Note may exceed an aggregate principal amount of $500,000,000 at any time.

Members of, or participants in, the Clearing Agency (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency, or the Trustee as its custodian, or under such Global Note, and the Clearing Agency may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

Whenever notice or other communication to the Noteholders or Beneficial Holders of any class of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.10(b), the Trustee shall give all such notices and communications specified herein to be given to Noteholders and Beneficial Holders of such class of Global Notes to the Clearing Agency, and shall make available additional copies as requested by Agent Members, in each case to the extent that the Trustee shall have been provided with a copy of a Confidentiality Agreement executed and delivered to the Registrar by such Noteholders or Beneficial Holders.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder under any Global Note.  Neither the Issuer nor the Trustee shall be liable for any delay by the Clearing Agency in identifying the Agent Members in respect of the Global Notes, and the Issuer and the Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from the Clearing Agency for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Clearing Agency, its successors or their respective nominees.  Interests of Agent Members in a Global Note may be transferred in accordance with the Applicable Procedures and the provisions of Section 2.11.  Except as set forth in Section 2.11(a), Definitive Notes shall be issued to the individual Agent Members or Beneficial Holders or their nominees in exchange for their Beneficial Interests in a Global Note with respect to any class of Notes only if (i) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depositary with respect to such class of Notes and the Trustee or the Issuer is unable to appoint a qualified successor within ninety (90) days of such notice or (ii) during the occurrence of an Event of Default with respect to such class of Notes, any Noteholder requests that all or a portion of a Global Note be exchanged for a Definitive Note.  Upon the occurrence of any event described in the preceding sentence, the Trustee shall notify all affected Noteholders of such class, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Notes of such class; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the termination of the Restricted Period and (y) the date of receipt by the Issuer of any certificates determined by it to be required pursuant to Rule 903 or 904 under the Securities Act.  Upon surrender to the Trustee of the Global Notes of such class held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Notes, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such class to the Agent Members and Beneficial Holders of such class or their nominees in accordance with the instructions of the Clearing Agency.

None of the Issuer, the Registrar, the Transfer Agent, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions.  Upon the issuance of

Definitive Notes of such class, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder.  Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to locate a qualified successor to the Clearing Agency.

(c)                                  Any Beneficial Interest in one of the Global Notes as to any class that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Beneficial Interests in such other Global Note for as long as it remains such an interest.

(d)                                 Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.10(b) shall bear the Legend applicable to a Global Note.

Section 2.11                             Special Transfer Provisions.

(a)                                 A Global Note may not be transferred, in whole or in part, to any Person other than DTC, and no such transfer to any such other Person may be registered; provided, however, that this Section 2.11(a) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note in accordance with Section 2.7 and shall not prohibit any transfer of a Beneficial Interest in a Global Note effected in accordance with the other provisions of this Section 2.11.

(b)                                 The transfer by a Beneficial Holder holding a Beneficial Interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Beneficial Interest in the Rule 144A Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is both a Qualified Institutional Buyer and a Qualified Purchaser, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c)                                  If a Beneficial Holder holding a Beneficial Interest in a Rule 144A Global Note or in an IAI Global Note wishes at any time to exchange its interest in such Rule 144A Global Note or in such IAI Global Note, as applicable, for an interest in the Temporary Regulation S Global Note, or to transfer its interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Beneficial Interest in the Temporary Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.11(c).  Upon receipt by the Registrar of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a Beneficial Interest in the Temporary Regulation S Global Note, in a principal amount equal to that of the Beneficial Interest in such Rule 144A Global Note or such IAI Global Note, as applicable, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such Beneficial Interest and (iii) a certificate in substantially the form set forth in Exhibit E-1 hereto given by the Beneficial Holder holding such Beneficial Interest in such Rule 144A Global Note or such IAI Global Note, as applicable, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of the Rule 144A Global Note or the IAI Global Note, as applicable, and to increase the principal amount of the Temporary Regulation S Global Note, by the principal amount of the Beneficial Interest in such Rule 144A Global Note or such IAI Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a Beneficial Interest in the Temporary Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note or such IAI Global Note was reduced upon such exchange or transfer.

(d)                                 If a Beneficial Holder holding a Beneficial Interest in a Rule 144A Global Note or an IAI Global Note wishes at any time to exchange its interest in such Rule 144A Global Note or such IAI Global Note for an interest in the Permanent Regulation S Global Note, or to transfer its interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Beneficial Interest in the Permanent Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.11(d). Upon receipt by the Registrar of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a Beneficial Interest in the Permanent Regulation S Global Note in a principal amount equal to that of the Beneficial Interest in such Rule 144A Global Note or such IAI Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such Beneficial Interest and (iii) a certificate in substantially the form of Exhibit E-2 hereto given by the Beneficial Holder holding such Beneficial Interest in such Rule 144A Global Note or such IAI Global Note, as applicable, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Rule 144A Global Note or such IAI Global Note, as applicable, and to increase the principal amount of the Permanent Regulation S Global Note, by the principal amount of the Beneficial Interest in such Rule 144A Global Note or such IAI Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a Beneficial Interest in the Permanent Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note or such IAI Global Note was reduced upon such exchange or transfer.

(e)                                  If a Beneficial Holder holding a Beneficial Interest in an IAI Global Note, a Temporary Regulation S Global Note or a Permanent Regulation S Global Note wishes at any time to exchange its interest in such IAI Global Note, such Temporary Regulation S Global Note or such Permanent Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a Beneficial Interest in the Rule 144A Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.11(e). Upon receipt by the Registrar of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a Beneficial Interest in the Rule 144A Global Note in a principal amount equal to that of the Beneficial Interest in such IAI Global Note, such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such Beneficial Interest and (iii) with respect to an exchange of a Beneficial Interest in such IAI Global Note, or an exchange or a transfer of a Beneficial Interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, a certificate in substantially the form set forth in Exhibit E-3 hereto given by such Beneficial Holder holding such Beneficial Interest in such IAI Global Note, such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such IAI Global Note, such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, and to increase the principal amount of the Rule 144A Global Note, by the principal amount of the Beneficial Interest in such IAI Global Note, such Temporary Regulation S Global Note or such Permanent Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a Beneficial Interest in the Rule 144A Global Note having a principal amount equal to the amount by which the principal amount of such IAI Global Note, such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, was reduced upon such exchange or transfer.

(f)                                   In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes, such other Notes may in turn be exchanged (upon transfer or otherwise) for Notes that are not Global Notes or for a Beneficial Interest in a Global Note (if any is then outstanding) only in accordance with such procedures as may be adopted from time to time by the Issuer and the Registrar, which shall be substantially consistent with the provisions of this Section 2.11 (including the certification requirement intended to ensure that transfers and exchanges of Beneficial Interests in a Global Note comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures.

(g)                                  Until the termination of the Restricted Period with respect to any Note, interests in the Temporary Regulation S Global Notes representing such Note may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided that this Section 2.11(g) shall not prohibit any transfer in accordance with Section 2.11(c).  After the expiration of the Restricted Period, interests in the Permanent Regulation S Global Notes may be transferred without requiring any certifications other than those set forth in this Section 2.11.

(h)                                 By its acceptance of any Note bearing the Legend, each Noteholder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Legend and agrees that it shall transfer such Note (or the Beneficial Interest therein) only as provided in this Indenture and in accordance with the Legend.  The Registrar shall not register or reflect on its books and records a transfer of any Note (or any Beneficial Interest therein) unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture and in accordance with the Legend.  In connection with any transfer of Notes (or Beneficial Interests therein), each Noteholder (or Beneficial Holder) agrees by its acceptance of the Notes (or Beneficial Interests therein) to furnish the Trustee the certifications and legal opinions (if requested and required pursuant hereto) described herein to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided, that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

(i)                                     The Notes shall be issued pursuant to an exemption from registration under the Securities Act.  Except as otherwise set forth in Section 2.1(j), the Issuer agrees that it shall not at any time (i) apply to list, list or list upon notice of issuance, (ii) consent to or authorize an application for the listing or the listing of, or (iii) enable or authorize the trading of, the Notes on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions, (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in Section 2.11(i)(iii)(w), (y) a regional or local exchange or (z) an over-the-counter market or interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise, as the term “established securities market” and the other terms in this Section 2.11(i) are defined for purposes of Section 7704 of the Code.

(j)                                    The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.10 or this Section 2.11.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(k)                                 After the Closing Date with respect to the Original Notes (or the date of issuance with respect to any Subordinated Notes or any Refinancing Notes), forms of Confidentiality Agreements shall be available to Noteholders, Agent Members and Beneficial Holders and proposed transferees of the Notes (or the Beneficial Interests therein) from the Registrar, initially at the Corporate Trust Office.  The Registrar shall promptly, but in any event no later than two Business Days after receipt thereof, furnish the Trustee, the Issuer and the Servicer with a copy of each executed Confidentiality Agreement received by the Registrar.

(l)                                     Notwithstanding any other provision contained in this Indenture to the contrary, any Noteholder or Beneficial Holder may assign a security interest in, or pledge, all or any portion of the Notes or Beneficial Interest held by it to a lender or a trustee or collateral agent (or other similar representative) that delivers written certification to the Trustee in form and substance satisfactory to the Trustee that it is not a Restricted Party under any indenture, loan agreement or other similar agreement to which such Noteholder or Beneficial Holder or any of its Affiliates is party in support of any obligations of such Noteholder or Beneficial Holder or Affiliate or holders of securities or other obligations issued by such Noteholder or Beneficial Holder or Affiliate; provided, that no such assignment or pledge shall release the assigning or pledging Noteholder or Beneficial Holder from its obligations hereunder; provided, further, that the transfer of all or any portion of the Notes or the Beneficial Interest to the lender or trustee or collateral agent (or other similar representative) or any other Person shall be subject to the restrictions on transfer of the Notes or a Beneficial Interest set forth in this Indenture.

(m)                             Each purchaser of the Notes will be deemed to have represented and warranted by its purchase of the Notes that either (i) it is not a Plan and is not acting on behalf of a Plan or using Plan Assets to purchase such Notes or (ii) it is a Plan or is acting on behalf of a Plan or using Plan Assets to purchase such Notes but the purchase and holding of such Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code by reason of the application of one or more statutory or administrative exemptions or otherwise and will not constitute or result in a violation of any Similar Laws.

(n)                                 The Global Notes shall be exchangeable in their entirety for one or more definitive notes in registered form, without interest coupons (collectively, the “Definitive Notes”) pursuant to Section 2.10(b) and this Section 2.11(n) in accordance with their terms and, upon complete exchange thereof, such Global Notes shall be surrendered to the Trustee for cancellation. Definitive Notes of any class shall be freely transferable and exchangeable for Definitive Notes of the same class at the office of the Trustee or the office of the Registrar upon compliance with the requirements set forth in this Indenture.  In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the Registrar.

(o)                                 Any transfer in violation of the provisions of this Section 2.11 shall be void ab initio.

Section 2.12                             Temporary Definitive Notes.  Pending the preparation of Definitive Notes of any class, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such class that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable Exhibit or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as a Responsible Officer of the Issuer executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.

If temporary Definitive Notes of any class are issued, the Issuer shall cause such Definitive Notes of such class to be prepared without unreasonable delay.  After the preparation of Definitive Notes of such class, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office, without charge to the Noteholder thereof.  Upon surrender for cancellation of any one or more temporary Definitive Notes of any class, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like class, in authorized denominations and in the same aggregate principal amounts.  Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.13                             Statements to Noteholders.

(a)                                 On each Payment Date and any other date for distribution of any payments with respect to any class of Notes then Outstanding, the Trustee shall deliver a report (which delivery may be made through electronic mail (blind carbon copy) or through a secure password-protected website), covering the information set forth in Exhibit C and prepared by the Servicer, giving effect to such payments (each, a “Distribution Report”), to (i) only each Noteholder and Beneficial Holder that has executed and delivered to the Registrar a Confidentiality Agreement, (ii) the Issuer, (iii) the Calculation Agent and (iv) the Equityholder and to no other Person.

(b)                                 Each Distribution Report provided to the Noteholders and Beneficial Holders by the Trustee for each Payment Date pursuant to Section 2.13(a), commencing with the November 15, 2014 Payment Date, or other date for distribution of payments on the Notes, shall include the amounts deposited into and withdrawn from the Collection Account and information with respect to the application of funds in accordance with the Priority of Payments on the related Payment Date and shall be accompanied by a statement prepared by the Servicer setting forth an analysis of the Collection Account activity for the quarterly period ending on the Calculation Date relating to such Payment Date (provided, that such statement will not include an analysis of the source of the deposits made to the Collection Account to the extent that the confidentiality provisions of the Counterparty Agreement prohibit such disclosure and analysis), which statement shall be required to be treated confidentially pursuant to the terms of the Confidentiality Agreement.  The Trustee shall not be responsible for the contents of the Distribution Reports.

(c)                                  Each Distribution Report shall include a statement to the following effect:

THE INDENTURE REQUIRES THAT EACH HOLDER OF A BENEFICIAL INTEREST IN THE NOTES BE A QUALIFIED PURCHASER (AS DEFINED BELOW) THAT IS NOT A RESTRICTED PARTY (AS DEFINED IN THE INDENTURE).  EACH RESALE OF A NOTE (A) IN THE UNITED STATES OR TO A “U.S. PERSON” (A “U.S. PERSON”) AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) MUST BE MADE TO A PERSON OR ENTITY THAT IS A QUALIFIED PURCHASER THAT THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QUALIFIED INSTITUTIONAL BUYER”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT TAKES DELIVERY OF THE INTEREST IN THE NOTE IN THE FORM OF AN INTEREST IN A RULE 144A GLOBAL NOTE OR (B) OUTSIDE THE UNITED STATES MUST BE MADE TO A PERSON OR ENTITY THAT IS A QUALIFIED PURCHASER THAT IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S, AND IN EACH CASE, SUCH PERSON OR ENTITY IS NOT A RESTRICTED PARTY (AS DEFINED IN THE INDENTURE).  A “QUALIFIED PURCHASER” IS (A) A “QUALIFIED

PURCHASER” AS DEFINED IN SECTION 2(a)(51)(A) OF THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE RELATED RULES THEREUNDER OR (B) A COMPANY EACH OF WHOSE BENEFICIAL HOLDERS IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT AND RELATED RULES THEREUNDER.

EACH TRANSFEREE OF AN INTEREST IN A RULE 144A GLOBAL NOTE WILL BE DEEMED TO REPRESENT AT THE TIME OF PURCHASE THAT:  (1) IT IS BOTH A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO RULE 144A AND A QUALIFIED PURCHASER PURSUANT TO SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT, AND IS AWARE THAT ANY SALE OF NOTES TO IT WILL BE MADE IN RELIANCE ON RULE 144A, (2) ITS ACQUISITION OF NOTES IN ANY SUCH SALE WILL BE FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS BOTH A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO RULE 144A AND A QUALIFIED PURCHASER PURSUANT TO SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT, AND (3) NEITHER IT NOR ANY ACCOUNT FOR WHICH IT IS ACQUIRING THE BENEFICIAL INTEREST IS (I) A DEALER OF THE TYPE DESCRIBED IN PARAGRAPH (A)(1)(ii) OF RULE 144A UNLESS IT OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED TO IT, (II) FORMED OR CAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHERE EACH BENEFICIAL HOLDER IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER), (III) A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL HOLDERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (IV) IF FORMED ON OR BEFORE APRIL 30, 1996, AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” PROVIDED BY SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL HOLDERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, OR (V) AN ENTITY THAT, IMMEDIATELY SUBSEQUENT TO ITS PURCHASE OR OTHER ACQUISITION OF A BENEFICIAL INTEREST IN THE NOTE, WILL HAVE INVESTED MORE THAN 40% OF ITS ASSETS IN BENEFICIAL INTERESTS IN THE NOTE AND/OR IN OTHER SECURITIES OF THE ISSUER (UNLESS ALL OF THE BENEFICIAL HOLDERS OF SUCH ENTITY’S SECURITIES ARE QUALIFIED PURCHASERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER

TRANSFER IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY RULE 144A.

EACH TRANSFEREE OF AN INTEREST IN A TEMPORARY REGULATION S GLOBAL NOTE OR A PERMANENT REGULATION S GLOBAL NOTE WILL BE DEEMED TO REPRESENT AT THE TIME OF PURCHASE THAT:  (1) IT WAS OUTSIDE THE UNITED STATES AND IS A QUALIFIED PURCHASER PURSUANT TO SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT AND NOT A U.S. PERSON, AND (2) ITS ACQUISITION OF NOTES IN ANY SUCH SALE WILL BE FOR ITS OWN ACCOUNT OR ONE OR MORE OTHER ACCOUNTS WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER AND NONE OF WHICH IS A U.S. PERSON.

THE ISSUER DIRECTS THAT THE RECIPIENT OF THIS NOTICE, AND ANY RECIPIENT OF A COPY OF THIS NOTICE, PROVIDE A COPY TO ANY PERSON HAVING AN INTEREST IN THE NOTES WITH RESPECT TO WHICH THIS DISTRIBUTION REPORT IS DELIVERED, AS INDICATED ON THE BOOKS OF THE DEPOSITORY TRUST COMPANY OR ON THE BOOKS OF A PARTICIPANT IN THE DEPOSITORY TRUST COMPANY OR ON THE BOOKS OF AN INDIRECT PARTICIPANT FOR WHICH SUCH PARTICIPANT IN THE DEPOSITORY TRUST COMPANY ACTS AS AGENT.

IF THE ISSUER DETERMINES THAT ANY BENEFICIAL HOLDER OF AN INTEREST IN THE NOTES IS A U.S. PERSON OR OTHERWISE ACQUIRED THE INTEREST IN THE NOTES IN THE UNITED STATES WITHOUT BEING BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF THE PURCHASE OF THE INTEREST IN THE NOTE (OTHER THAN AN INITIAL PURCHASER OF THE NOTES ON THE CLOSING DATE THAT IS BOTH AN INSTITUTIONAL ACCREDITED INVESTOR AND A QUALIFIED PURCHASER HOLDING A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE)  OR IF ANY U.S. PERSON THAT IS A RESTRICTED PARTY SHALL BECOME THE BENEFICIAL HOLDER OF THE INTERESTS IN THE NOTES (ANY SUCH PERSON A “NON-PERMITTED HOLDER”), THE ACQUISITION OF THE BENEFICIAL INTEREST IN THE NOTES BY SUCH NON-PERMITTED HOLDER SHALL BE NULL AND VOID AB INITIO FOR ALL PURPOSES UNDER THE INDENTURE. THE ISSUER SHALL, PROMPTLY AFTER DISCOVERY BY THE ISSUER THAT SUCH PERSON IS A NON-PERMITTED HOLDER OR UPON NOTICE TO THE ISSUER FROM THE TRUSTEE (IF A RESPONSIBLE OFFICER OF THE TRUSTEE OBTAINS ACTUAL KNOWLEDGE WHO, IN EACH CASE, AGREE TO NOTIFY THE ISSUER UPON OBTAINING ACTUAL KNOWLEDGE, IF ANY), SEND NOTICE TO SUCH NON-PERMITTED HOLDER DEMANDING THAT SUCH NON-PERMITTED HOLDER TRANSFER THE BENEFICIAL INTEREST IN THE NOTES HELD BY SUCH NON-PERMITTED HOLDER TO A PERSON THAT IS NOT A NON-PERMITTED HOLDER WITHIN THIRTY (30) DAYS AFTER THE DATE OF SUCH NOTICE.  IF SUCH NON-PERMITTED HOLDER FAILS TO SO TRANSFER THE BENEFICIAL INTEREST IN THE NOTES

WITHIN SUCH THIRTY (30) DAY PERIOD, THE ISSUER SHALL HAVE THE RIGHT, WITHOUT FURTHER NOTICE TO THE NON-PERMITTED HOLDER, TO SELL THE BENEFICIAL INTEREST IN THE NOTES TO A PURCHASER OR PURCHASERS SELECTED BY THE ISSUER THAT IS NOT A NON-PERMITTED HOLDER ON SUCH TERMS AS THE ISSUER MAY CHOOSE.  THE ISSUER MAY SELECT THE PURCHASER OR PURCHASERS BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES AND SELL SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE ISSUER MAY SELECT THE PURCHASER OR PURCHASERS BY ANY OTHER MEANS DETERMINED BY IT IN ITS SOLE DISCRETION.  THE BENEFICIAL HOLDER OF EACH NOTE, THE NON-PERMITTED HOLDER AND EACH OTHER PERSON IN THE CHAIN OF TITLE FROM THE BENEFICIAL HOLDER TO THE NON-PERMITTED HOLDER, BY ITS ACCEPTANCE OF A BENEFICIAL INTEREST IN THE NOTES, AGREE TO COOPERATE WITH THE ISSUER AND THE TRUSTEE TO EFFECT SUCH TRANSFERS.  THE PROCEEDS OF SUCH SALE, NET OF ANY COMMISSIONS, EXPENSES AND TAXES DUE IN CONNECTION WITH SUCH SALE SHALL BE REMITTED TO THE NON-PERMITTED HOLDER.  THE TERMS AND CONDITIONS OF ANY SALE UNDER THIS PARAGRAPH SHALL BE DETERMINED IN THE SOLE DISCRETION OF THE ISSUER, AND NEITHER THE ISSUER NOR THE TRUSTEE SHALL BE LIABLE TO ANY PERSON HAVING A BENEFICIAL INTEREST IN THE NOTES SOLD AS A RESULT OF ANY SUCH SALE OR THE EXERCISE OF SUCH DISCRETION.

(d)                                 After the end of each calendar year but not later than the latest date permitted by Applicable Law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of any class of Notes a statement (for example, a Form 1099 or any other means required by Applicable Law) prepared by the Trustee containing the sum of the amounts determined pursuant to the information covered by Exhibit C with respect to the class of Notes for such calendar year or, in the event such Person was a Noteholder of any class of Notes during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and that a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns.  So long as any of the Notes are registered in the name of DTC or its nominee, such report and such other items shall be prepared on the basis of such information supplied to the Trustee by DTC and the Agent Members and shall be delivered by the Trustee to DTC and by DTC to the applicable Beneficial Holders in the manner described above.  In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(e)                                  At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.13(d) to each Noteholder of a Definitive Note of such class for the relevant period of registered ownership of such Definitive Note as appears on the books and records of the Trustee.

(f)                                   The Trustee shall be at liberty to sanction any method of giving notice to the Noteholders of any class if, in its opinion, such method is reasonable, having regard to the number and identity of the Noteholders of such class and/or to market practice then prevailing, is in the best interests of the Noteholders of such class, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided, that notice of such method is given to the Noteholders of such class in such manner as the Trustee shall require.

Section 2.14                             Identification Numbers.  The Issuer in issuing the Notes may use CUSIP, CINS, ISIN, private placement or other identification numbers (if then generally in use), and, if so, the Trustee shall use such CUSIP, CINS, ISIN, private placement or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Noteholders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided, further, that failure to use CUSIP, CINS, ISIN, private placement or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.15                             Refinancing Notes.

(a)                                 Subject to Section 2.15(b), Section 2.15(c) and Section 2.15(d), the Issuer may issue Refinancing Notes pursuant to this Indenture solely for the purpose of refinancing in whole, but not part, the Outstanding Principal Balance of any class of Notes (including a refinancing of Refinancing Notes).  Each refinancing of any class of Notes with the proceeds of an offering of Refinancing Notes (a “Refinancing”) shall be authorized pursuant to one or more Resolutions.  Each Refinancing Note shall be designated generally as a Note for all purposes under this Indenture, with such further designations added or incorporated in such title as specified in the related Resolution and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.  The Refinancing Notes may, at the option of the Issuer, rank equal in priority relative to the class of Notes being refinanced.  Refinancing Notes may be issued on any Business Day.

(b)                                 On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes (when added to the Available Collections Amount to be used in connection with such Refinancing) resulting in proceeds in an amount sufficient to pay in full the applicable Redemption Price of the Notes being refinanced in whole thereby plus the Refinancing Expenses relating thereto.  The proceeds of each sale of Refinancing Notes shall be used to the extent necessary to make the deposit required by Section 3.9 and to pay such Refinancing Expenses.  Subject to Section 3.9(b), once a notice of a Redemption in respect of any Refinancing is published in accordance with Section 3.9(a), each class of Notes to which such notice applies shall become due and payable on the Redemption Date stated in such notice at their Redemption Price.

(c)                                  Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Resolution (subject to Section 2.1(d)) and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below.  Prior to the issuance of any Refinancing Notes, any or all of the following, as applicable, with respect to the related issue of Refinancing Notes shall have been determined by the Issuer and set forth in such Resolution and in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be:

(i)                                     the class of Notes to be refinanced by such Refinancing Notes;

(ii)                                  the aggregate principal amount of each class of Refinancing Notes that may be issued in respect of such Refinancing;

(iii)                               the proposed date of such Refinancing;

(iv)                              the Final Legal Maturity Date of each class of such Refinancing Notes;

(v)                                 the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

(vi)                              the denomination or denominations in which any class of such Refinancing Notes shall be issuable;

(vii)                           whether such Refinancing Notes shall be subject to redemption pursuant to Section 3.8(c);

(viii)                        whether any such Refinancing Notes are to be issuable initially in temporary or permanent global form and, if so, whether Beneficial Holders of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of such class and of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor;

(ix)                              the ranking in priority of such Refinancing Notes relative to any other classes (or sub-classes) of Notes; and

(x)                                 any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the class of Refinancing Notes (which terms shall comply with Applicable Law and not violate any restrictions of this Indenture).

(d)                                 If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Resolutions, such Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

Section 2.16                             Subordinated Notes.

(a)                                 Subject to Section 2.16(b), Section 2.16(c), Section 2.16(d) and Section 2.16(e), the Issuer may issue Subordinated Notes pursuant to this Indenture (each, a

“Subordinated Note Issuance”) for any purpose, including, at the option of the Issuer, for the purpose of funding a redemption of the Original Notes (or any Refinancing Notes in respect of the Original Notes), in whole or in part.  Each Subordinated Note Issuance shall be authorized pursuant to one or more Resolutions.  Each Subordinated Note shall be designated generally as a Note for all purposes under this Indenture.  Each Subordinated Note shall have such further designations added or incorporated in such title as specified in the related Resolution and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.  There are no limitations on the use of proceeds from the issuance of any such Subordinated Notes, including making distributions to the Equityholder and redeeming the Original Notes (or any Refinancing Notes in respect of the Original Notes) in whole or in part.

(b)                                 If the proceeds of the Subordinated Notes are being used to redeem any of the Notes, on the date of any Subordinated Note Issuance, the Issuer shall issue and sell an aggregate principal amount of Subordinated Notes in an amount not less than the amount sufficient to pay in full the applicable Redemption Price of the Notes being redeemed thereby plus the Transaction Expenses relating thereto.  The proceeds of each sale of such Subordinated Notes shall be used to make the deposit required by Section 3.9, to the extent applicable, to pay such Transaction Expenses and/or for such other purposes, if any, as shall be specified in the Resolution authorizing the issuance of such Subordinated Notes.  Subject to Section 3.9(b), once a notice of Redemption in respect of any Subordinated Note Issuance is published in accordance with Section 3.9(a), each class of Notes to which such notice applies shall become due and payable on the Redemption Date stated in such notice at their Redemption Price.

(c)                                  Each Subordinated Note shall contain such terms as may be established in or pursuant to the related Resolution (subject to Section 2.1(e)) and set forth in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted herein, shall rank in priority relative to any other classes (or sub-classes) of Subordinated Notes as specified in such Resolution and set forth in an indenture supplemental hereto and, in any event, shall be subordinate to the Original Notes (and any Refinancing Notes in respect of the Original Notes) to the extent provided in this Indenture.  Prior to the issuance of any such Subordinated Notes, any or all of the following, as applicable, with respect to the related Subordinated Note Issuance shall have been determined by the Issuer and set forth in such Resolution and in any indenture supplemental hereto or specified in the form of such Subordinated Notes, as the case may be, with respect to such Subordinated Notes to be issued:

(i)                                     the aggregate principal amount of any such Subordinated Notes that may be issued;

(ii)                                  the proposed date of such Subordinated Note Issuance;

(iii)                               the Final Legal Maturity Date of any such Subordinated Notes;

(iv)                              whether any such Subordinated Notes are to have the benefit of any reserve account and, if so, the amount and terms thereof;

(v)                                 the rate at which such Subordinated Notes shall bear interest or the method by which such rate shall be determined;

(vi)                              the denomination or denominations in which such Subordinated Notes shall be issuable;

(vii)                           whether such Subordinated Notes shall be subject to redemption pursuant to Section 3.8(c);

(viii)                        whether any such Subordinated Notes are to be issuable initially in temporary or permanent global form and, if so, whether Beneficial Holders of interests in any such permanent global Subordinated Note may exchange such interests for Subordinated Notes of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor;

(ix)                              the ranking in priority of such Subordinated Notes relative to any other classes (or sub-classes) of Notes;

(x)                                 the use of proceeds of such Subordinated Note Issuance; and

(xi)                              any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to such Subordinated Notes (which terms shall comply with Applicable Law and not violate any restrictions of this Indenture).

(d)                                 If any of the terms of any issue of Subordinated Notes are established by action taken pursuant to one or more Resolutions, such Resolutions shall be delivered to the Trustee setting forth the terms of such Subordinated Notes.

(e)                                  Any Subordinated Notes shall be subordinated to the Original Notes (and any Refinancing Notes in respect of the Original Notes) pursuant to the Priority of Payments, and no payments of principal, interest or Premium, if any, may be made on such Subordinated Notes from the Available Collections Amount until the Original Notes (and any Refinancing Notes in respect of the Original Notes) have been paid in full.  In addition, while any Original Notes (or any Refinancing Notes in respect of the Original Notes) are Outstanding, the Issuer may redeem the Subordinated Notes solely with monies that are not Retained Royalty Payments.

Section 2.17                             Section 3(c)(7) Procedures.

(a)                                 The Issuer shall, upon two (2) Business Days’ prior written notice, cause the Registrar to send, and the Registrar hereby agrees to send on at least an annual basis, a notice from the Issuer to DTC in substantially the form of Exhibit G hereto (the “Important Section 3(c)(7) Notice”), with a request that DTC forward each such notice to the relevant DTC participants for further delivery to the Beneficial Holders.  If DTC notifies the Issuer or the Registrar that it will not forward such notices, the Issuer will request DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Notes and the Registrar and Paying Agent will send the Important Section 3(c)(7) Notice directly to such participants.

(b)                                 The Issuer shall direct DTC to take the following steps in connection with the Global Notes:

(i)                                     The Issuer shall direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii)                                  The Issuer shall direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor.  The Issuer shall direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants.  Such user manual shall contain a description of the relevant restrictions imposed by Section 3(c)(7) of the Investment Company Act.

(iii)                               On or prior to the Closing Date, the Issuer shall instruct DTC to send the Important Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv)                              In addition to the obligations of the Registrar set forth in Section 2.7, the Issuer shall from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v)                                 The Issuer shall cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c)                                  The Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Global Notes under the Investment Company Act.  Without limiting the foregoing, the Issuer shall request that all third-party vendors include the following legends on each screen containing information about the Notes:

(i)                                     Bloomberg

(1)                                 “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(2)                                 a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(3)                                 a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers; and

(4)                                 a statement on the “Disclaimer” page for the Global Notes that the Notes shall not be and have not been registered under the Securities Act, that the

Issuer has not been registered under the Investment Company Act and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act.

(ii)                                  Reuters

(1)                                 a “144A — 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(2)                                 a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(3)                                 a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language:  “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) of the Investment Company Act.”

Section 2.18                             Beneficial Holder Representations and Warranties.  Each Person who is an initial purchaser or a subsequent transferee of a Beneficial Interest in the Notes will be deemed to represent, warrant and agree on the date such Person acquires the Beneficial Interest in the Notes as follows:

(a)                                 With respect to any sale of Notes pursuant to Rule 144A, it is both a QIB pursuant to Rule 144A and a Qualified Purchaser pursuant to Section 2(a)(51) of the Investment Company Act, and is aware that any sale of Notes to it will be made in reliance on Rule 144A.  Its acquisition of Notes in any such sale will be for its own account or one or more accounts with respect to which it exercises sole investment discretion, each of which is both a QIB pursuant to Rule 144A and a Qualified Purchaser pursuant to Section 2(a)(51) of the Investment Company Act,  and neither it nor any account for which it is acquiring the Beneficial Interest is (1) a dealer of the type described in paragraph (a)(1)(ii) of Rule 144A unless it owns and invests on a discretionary basis not less than $25,000,000 in securities of issuers that are not affiliated to it, (2) formed or capitalized for the specific purpose of investing in the Issuer (except where each Beneficial Holder is both a QIB and a Qualified Purchaser), (3) a corporation, partnership, common trust fund, special trust, pension fund or retirement plan in which the shareholders, equity owners, partners, beneficiaries, Beneficial Holders or participants, as applicable, may designate the particular investments to be made, (4) if formed on or before April 30, 1996, an investment company that relies on the exclusion from the definition of “investment company” provided by Section 3(c)(7) of the Investment Company Act (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(7) with respect to those of its holders that are U.S. Persons), unless, with respect to its treatment as a Qualified Purchaser, it has, in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules and regulations thereunder, received the consent of its Beneficial Holders that acquired their interests on or before April 30, 1996 or (5) an entity that, immediately subsequent to its purchase or other acquisition of a Beneficial Interest in the Note, will have invested more than 40% of its assets in Beneficial Interests in the Note and/or in other securities of the Issuer (unless all of the Beneficial Holders of such entity’s securities are Qualified Purchasers) to whom notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from Securities Act registration provided by Rule 144A.

(b)                                 With respect to any initial sale of Notes to an Institutional Accredited Investor, it is both an Institutional Accredited Investor and a Qualified Purchaser pursuant to Section 2(a)(51) of the Investment Company Act, and is acquiring the Notes for its own account (and not for the accounts of others), pursuant to an exemption from the registration requirements of the Securities Act.  Its acquisition of Notes in any such sale will be for its own account or one or more accounts with respect to which it exercises sole investment discretion, each of which is both an Institutional Accredited Investor and a Qualified Purchaser pursuant to Section 2(a)(51) of the Investment Company Act.

(c)                                  With respect to any sale of Notes pursuant to Regulation S, at the time the buy order for such Notes was originated, it was outside the United States and is a Qualified Purchaser and not a U.S. Person.  Its acquisition of Notes in any such sale will be for its own account or one or more other accounts with respect to which it exercises sole investment discretion, each of which is a Qualified Purchaser and none of which is a U.S. Person.

(d)                                 It has not and will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act), including any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising, or any public offering within the meaning of the Securities Act.

(e)                                  It has not been formed for the purpose of investing in the Notes, except where each Beneficial Holder is (i) both a QIB and a Qualified Purchaser (for Notes acquired in the United States), (ii) both an Institutional Accredited Investor that is also a Qualified Purchaser (for initial purchasers of the Notes acquired in the United States) or (iii) both a Qualified Purchaser and not a U.S. Person (for the Notes acquired outside the United States).

(f)                                   It is not a Restricted Party and will not transfer an interest in the Notes to a transferee that is a Restricted Party.

(g)                                  It will, and each account for which it is purchasing will, hold and transfer the Notes in the minimum denomination of $250,000 and integral multiples of $1.00 in excess thereof as adjusted to reflect the repayment of principal thereof in accordance with the Priority of Payments on any Payment Date or as a result of one or more Optional Redemptions.  If scheduled interest is added to the principal balance of the Notes on any Payment Date that occurs during the Interest Deferral Period, the scheduled interest added to the principal balance of the Offered Notes will be rounded upward or downward if necessary to the nearest $1.00 in order to maintain the integral multiple of $1.00 in excess of the minimum denomination of the Notes.

(h)                                 It understands that the Issuer and the Servicer may receive a list of participants holding positions in the Notes from one or more book-entry depositories.

(i)                                     It will provide to each Person to whom it transfers Notes notices of any restrictions on transfer of such Notes.

(j)                                    If it is a Section 3(c)(1) or Section 3(c)(7) investment company, or a Section 7(d) foreign investment company relying on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act with respect to its U.S. holders, and was formed on or before April 30, 1996, it has received the necessary consent from its Beneficial Holders as required by the Investment Company Act.

(k)                                 It understands that (i) the Notes have not been and will not be registered under the Securities Act or with any securities regulatory authority in any jurisdiction other than on the official list of the Cayman Islands Stock Exchange and may not be offered, sold, pledged or otherwise transferred except as set forth in this Indenture, and that it will not resell or otherwise pledge or transfer the Notes except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or other applicable securities laws, including the Investment Company Act, in the manner set forth in this Indenture, (ii) no representation is made by the Issuer or the Placement Agent as to the availability of any exemption under the Securities Act or any state or foreign securities laws for resale of the Notes, (iii) the Notes may be offered, sold, pledged or otherwise transferred only (A) to the Issuer or the Equityholder or any of their respective subsidiaries, (B) in the United States to a Person that the seller reasonably believes is a QIB/QP purchasing for its own account or one or more accounts with respect to which it exercises sole investment discretion, each of which is a QIB/QP, in a transaction meeting the requirements of Rule 144A, (C) solely in the case of initial investors in the Notes, in the United States to a Person that is an IAI/QP, acquiring the Notes for its own account or one or more accounts with respect to which it exercises sole investment discretion, each of which is an IAI/QP, pursuant to an exemption from the registration requirements of the Securities Act or (D) outside the United States to a Person that is a Qualified Purchaser and not a U.S. Person purchasing the Notes for its own account or one or more other accounts with respect to which it exercises sole investment discretion, each of which is a Qualified Purchaser and none of which is a U.S. Person in an offshore transaction meeting the requirements of Regulation S, in each such case in accordance with this Indenture and any applicable securities laws of any state of the United States and (iv) it will, and each subsequent holder of a Note is required to, notify any subsequent purchaser of a Note of the resale restrictions set forth in clause (iii) above.

(l)                                     It acknowledges and agrees that the Memorandum relates to an offering that is exempt from the registration requirements of the Securities Act and may not comply in important respects with SEC rules that would apply to an offering document relating to a public offering of securities.

(m)                             It understands that the certificates evidencing the Global Notes will bear legends substantially similar to those set forth in Section 2.2(a), Section 2.2(b) and, where applicable, Section 2.2(c) of this Indenture.

(n)                                 It has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the purchase of the Notes, and is able and prepared to bear the economic risk of investing in and holding the Notes.

(o)                                 It acknowledges and agrees that none of the Issuer, any other Person from whom the Note is transferred or any Person representing the Issuer or such other Person has made any representation or warranty to it with respect to the Issuer or the offering or sale of any

Notes, other than the information contained in the Memorandum, which Memorandum has been delivered to it if it is an initial purchaser of the Notes and upon which it is relying in making its investment decision with respect to the Notes; accordingly, it acknowledges that no representation or warranty is made by any such Person as to the accuracy or completeness of such materials; and it acknowledges that an investment in the Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances, and that it has had access to such financial and other information concerning the Issuer and the Notes (which if it is an initial purchaser of the Notes includes such information contained in the Memorandum or a dataroom) as it has deemed necessary in connection with its decision to purchase any of the Notes, including an opportunity to ask questions of, and request information from, the Issuer and such other Persons (except to the extent the Issuer is restricted from disclosing such information pursuant to the confidentiality provisions of the Counterparty Agreement).

(p)                                 It acknowledges that it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and that it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the documentation for the Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Placement Agent or any of their respective affiliates; it acknowledges that it has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions and it is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and it is a sophisticated investor familiar with transactions similar to its investment in the Notes.

(q)                                 Either (i) it is not a Plan and is not acting on behalf of a Plan or using the Plan Assets to purchase the Notes or (ii) it is a Plan or is acting on behalf of a Plan or using the Plan Assets to purchase the Notes but the purchase and holding of such Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code by reason of the application of one or more statutory or administrative exemptions or otherwise and will not constitute or result in a violation of any Similar Laws.

(r)                                    It represents and warrants that it agrees to treat the Notes as indebtedness for all purposes (including tax purposes) and will not take any action contrary to such characterization, including filing any tax returns or financial statements.

(s)                                   It represents, warrants and agrees that it is purchasing the Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act.

(t)                                    It acknowledges and agrees that the Issuer, the Trustee, any other Person from whom a Note is being transferred and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and agree that, if any of the acknowledgments, representations or warranties deemed to have been made by it by its purchase of a Note are no longer accurate, it shall promptly notify the Issuer and any such other Person from whom a Note is being transferred and, if it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents and warrants that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account and that each such investor account is eligible to purchase the Notes.

(u)                                 It understands that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth herein and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with such restrictions and conditions and the Securities Act.

Section 2.19                             Non-Permitted Holders.

(a)                                 Notwithstanding anything to the contrary elsewhere herein, any sale or transfer of a Note or a Beneficial Interest to (i) a U.S. Person that is not a QIB/QP (other than an initial purchaser of the Notes that is both an Institutional Accredited Investor and a Qualified Purchaser holding a Beneficial Interest in the IAI Global Note), (ii) any other Person that did not acquire the Note or the Beneficial Interest in an offshore transaction in accordance with Regulation S or (iii) a Person that is a Restricted Party (any such Person described in clauses (i) through (iii) being referred to herein as a “Non-Permitted Holder”) shall be null and void ab initio for all purposes of this Indenture and the Notes.  Any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes under this Indenture.

(b)                                 If any Person is a Non-Permitted Holder, the Issuer shall, promptly after the actual knowledge of a Responsible Officer of the Issuer or the Trustee that such Person is a Non-Permitted Holder (for which purpose the Trustee shall deliver written notice to the Issuer if a Responsible Officer of the Trustee has actual knowledge that any Person is a Non-Permitted Holder), send written notice to such Non-Permitted Holder directing such Non-Permitted Holder to transfer its beneficial interest in the Note to a Person that is not a Non-Permitted Holder within thirty (30) days of the date of such written notice.  If such Non-Permitted Holder fails to so transfer the Beneficial Interest in the Notes within such thirty (30) day period, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell the Beneficial Interest in the Notes to a purchaser or purchasers selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose.  The Issuer may select the purchaser or purchasers by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder.  However, the Issuer may select the purchaser or purchasers by any other means determined by it in its sole discretion.  The Beneficial Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Beneficial Holder to the Non-Permitted Holder, by its acceptance of a Beneficial Interest in the Notes, agree to cooperate with the Issuer and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and neither the Issuer nor the Trustee shall be liable to any Person having a Beneficial Interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)                                  Each initial purchaser of the Notes on the Closing Date shall provide a certification that it is not a Restricted Party.  The restriction set forth in the preceding sentence may not be waived or amended.

ARTICLE III
ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.1                                    Establishment of Accounts.

(a)                                 Pursuant to the terms of the Servicing Agreement, the Issuer shall cause the Servicer, acting on behalf of the Issuer, to establish and maintain with the Trustee on its books and records in the name of the Issuer for the benefit of the Secured Parties, subject to the Lien of this Indenture, (i) a collection account (the “Collection Account”) and (ii) any additional accounts the establishment of which is set forth in a Resolution delivered by the Issuer to the Servicer and the Trustee, in each case at such time as is set forth in this Section 3.1 or in such Resolution.  Each Account shall be established and maintained as an Eligible Account so as to create, perfect and establish the priority of the Liens established under this Indenture in such Account and all cash, Eligible Investments and other property from time to time deposited therein and otherwise to effectuate the Liens under this Indenture.

(b)                                 If, at any time, any Account ceases to be an Eligible Account, the Issuer shall cause the Servicer or an agent thereof to, within ten Business Days, establish a new Account meeting the conditions set forth in this Section 3.1 in respect of such Account and transfer any cash or investments in the existing Account to such new Account, and, from the date such new Account is established, it shall have the same designation as the existing Account.  If the Trustee should change at any time, then the Issuer shall cause the Servicer, acting on behalf of the Issuer, to thereupon promptly establish replacement Accounts as necessary at the successor Trustee and transfer the balance of funds in each Account then maintained at the former Trustee pursuant to the terms of the Servicing Agreement to such successor Trustee.

(c)                                  The Issuer shall cause the Servicer to maintain the Collection Account at the Trustee not later than the Closing Date.  The Collection Account shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of the Trustee.  Except as otherwise expressly provided herein, all Retained Royalty Payments shall be deposited to the Collection Account and transferred therefrom in accordance with the terms of the Servicing Agreement and this Indenture.

Section 3.2                                    Investments of Cash.

(a)                                 So long as no Event of Default has occurred and is continuing, the Servicer (on behalf of the Issuer) may direct the Trustee in writing to invest and reinvest the funds on deposit in the Collection Account in Eligible Investments, to the extent such Eligible Investments are available to the Trustee, and advise the Trustee in writing of any depositary institution or trust company described in the proviso to the definition of Eligible Investments; provided, however, that, so long as an Event of Default has occurred and is continuing, the Trustee shall invest such amount in Eligible Investments described in clause (a) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture.  In the absence of written direction delivered to the Trustee from the Servicer, the Trustee shall invest any funds in Eligible Investments described in clause (a) of the definition thereof.  The Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:

(i)                                     the Eligible Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day preceding the first succeeding scheduled Payment Date after such investment is made;

(ii)                                  if any funds to be invested are received in the Accounts after 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Eligible Investments;

(iii)                               all interest and earnings on Eligible Investments held in the Accounts shall be invested in Eligible Investments on an overnight basis and credited to the appropriate Account until the next Payment Date; and

(iv)                              the Issuer acknowledges that regulations of the U.S. Comptroller of the Currency grant the Issuer the right to receive confirmations of security transactions as they occur, and the Issuer specifically waives receipt of such confirmations to the extent permitted by Applicable Law and acknowledges that the Trustee shall instead furnish monthly cash transaction statements that shall detail all investment transactions as set forth in this Indenture.

(b)                                 Except as otherwise expressly provided herein, the net investment income earned from the investment of amounts on deposit in the Collection Account in Eligible Investments in the manner provided in this Section 3.2 shall be deposited by the Trustee to the Collection Account and transferred therefrom in accordance with the terms of the Servicing Agreement and this Indenture.

Section 3.3                                    Payments and Transfers In Connection with Issuance of Notes.

(a)                                 On the Closing Date, the Trustee shall, subject to the receipt of written direction from the Issuer, upon receipt of the Note Purchase Price in the Trustee Closing Account established pursuant to Section 3.1 of the Purchase Agreements, make the following payments from such proceeds in the amounts so directed in writing by the Issuer:

(i)                                     to such Persons and in such amounts as shall be specified by the Issuer, such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the Notes; and

(ii)                                  to the Transferor, in accordance with the Sale and Contribution Agreement, the amount by which the Note Purchase Price exceeds the sum of such Transaction Expenses.

(b)                                 On the date of issuance of any Subordinated Notes or any Refinancing Notes, the Trustee shall, subject to the receipt of written direction from the Issuer and upon receipt of the proceeds of the sale of such Notes, make such payments and transfers as shall be specified in this Indenture, the related Resolution and any indenture supplemental hereto in respect of such Notes, copies of which Resolution and indenture supplemental hereto shall be attached to such written direction.

(c)                                  The Trustee shall hold all funds received on or prior to the Closing Date from the Note Purchasers in trust for the Note Purchasers pending the Closing Date.  Upon receipt by the Trustee of the aggregate Note Purchase Price (as identified in the Issuer’s written direction pursuant to Section 3.3(a)) from all Note Purchasers, the Trustee shall disburse the Note Purchase Price in accordance with this Section 3.3.  If the aggregate Note Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by the Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Closing Date, then each Note Purchaser who has paid its respective portion of the Note Purchase Price shall have the right to instruct the Trustee in writing at or after 3:30 p.m. (New York City time) on the Closing Date to return such portion of the Note Purchase Price to such Note Purchaser prior to the close of business on the Closing Date or as soon thereafter as reasonably practicable.

Section 3.4                                    Calculation Date Calculations.

(a)                                 As soon as reasonably practicable after each Calculation Date (a “Relevant Calculation Date”), but in no event later than 12:00 noon (New York City time) on the third Business Day immediately preceding the related Payment Date, the Calculation Agent shall, based on the Calculation Date Information received by the Calculation Agent, and based on information known to it or Relevant Information provided to it, make the following determinations and calculations (and each of the Trustee and the Issuer (for itself and on behalf of the Servicer) agrees to provide any Relevant Information reasonably requested by the Calculation Agent for the purpose of making such determinations and calculations):

(i)                                     the Available Collections Amount for the related Payment Date;

(ii)                                  (x) the amount withdrawn from the Concentration Account for deposit to the Collection Account on such Relevant Calculation Date pursuant to Section 3.1(e)(v) of the Servicing Agreement, (y) the amount of interest and earnings (net of losses and investment expenses), if any, on investments of funds on deposit in the Collection Account from the day following the preceding Calculation Date to and including such Relevant Calculation Date and (z) the amount, if any, to be withdrawn from the Collection Account on such Payment Date in accordance with Section 3.7 and as calculated pursuant to Section 3.4(a)(ix);

(iii)                               the balance of funds on deposit in each Account other than the Collection Account on such Relevant Calculation Date and the amount of interest and earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein from the day immediately following the Calculation Date that preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

(iv)                              the balance of funds on deposit in the Collection Account on such Relevant Calculation Date;

(v)                                 Taxes owed by the Issuer;

(vi)                              (x) all other Administrative Expenses due and payable on such Payment Date and not previously paid or reimbursed, and to be paid or reimbursed, pursuant to Section 3.6(a)(iii), in the amounts shown on all supporting documentation therefor and attached to the Calculation Date Information received by the Calculation Agent, and (y) all Administrative Expenses previously reimbursed and paid to the Issuer in respect of Administrative Expenses pursuant to Section 3.6(c) from the day immediately following the Calculation Date that preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

(vii)                           the applicable interest rate on each class of Floating Rate Notes (if any) determined on the Reference Date for the Interest Accrual Period beginning on such Payment Date and the Interest Amount (including any Additional Interest) on each class of Floating Rate Notes and Fixed Rate Notes for such Payment Date;

(viii)                        if such Payment Date is a Redemption Date on which a Redemption of Notes is scheduled to occur, the amount necessary to pay the Redemption Price (and related Administrative Expenses) of the Notes to be repaid on such Redemption Date and the Redemption Premium, if any, to be paid as part of such Redemption Price;

(ix)                              the Interest Amount due to Noteholders of each class of Notes on such Payment Date and the difference, if any, between the Interest Amount due to the Noteholders of each class of Notes on such Payment Date and the Available Collections Amount for such Payment Date, after giving effect to the payment of all amounts to be paid or reimbursed on such Payment Date pursuant to Section 3.6(a)(i), Section 3.6(a)(ii) and Section 3.6(a)(iii) (such difference, an “Interest Shortfall”), and, with respect to each Interest Shortfall, the amount to be withdrawn from the Collection Account determined as provided in Section 3.7(b)(i);

(x)                                 the Outstanding Principal Balance of each class of Notes on such Payment Date immediately prior to any principal payment with respect to the Outstanding Principal Balance on such Payment Date and the amount of any principal payment with respect to the Outstanding Principal Balance to be made in respect of each class of Notes on such Payment Date, taking into account the other payments to be made as principal payments on such Payment Date entitled to priority pursuant to Section 3.6;

(xi)                              the amounts, if any, distributable to the Issuer on such Payment Date pursuant to Section 3.6(a)(x); and

(xii)                           any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the other Transaction Documents.

(b)                                 Following the calculations and determinations by the Calculation Agent described in Section 3.4(a), and not later than 1:00 p.m., New York City time, on the second Business Day prior to the succeeding Payment Date, the Calculation Agent shall provide to each of the Issuer, the Servicer and the Trustee a calculation report (a “Calculation Report”) listing the determinations and calculations set forth in Section 3.4(a).  All calculations made by the Calculation Agent shall, in the absence of manifest error, be binding and conclusive for all purposes upon the Noteholders, the Beneficial Holders, the Servicer, the Issuer and the Trustee.

Section 3.5                                    Payment Date First Step Transfers.  On each Payment Date, the Trustee shall transfer from any Account (other than the Collection Account) to the Collection Account the amount of interest and earnings (net of losses and investment expenses), if any, earned as a result of investments of funds on deposit therein from the day immediately following the Calculation Date that preceded the Relevant Calculation Date and ending on the Relevant Calculation Date.

Section 3.6                                    Payment Date Second Step Withdrawals.

(a)                                 On each Payment Date, after the applicable transfers provided for in Section 3.5 have been made, based solely on the information contained in the Distribution Report prepared by the Servicer in respect of that Payment Date, the Trustee shall distribute (or instruct the Paying Agent to distribute) from the Collection Account the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto have been paid in full (the “Priority of Payments”):

(i)                                     first, to pay accrued and unpaid government taxes, filing fees and registration fees payable by the Issuer to any federal, state or local government entities (excluding in each case federal, state and local income taxes);

(ii)                                  second, (a) to pay any accrued and unpaid Servicing Fee in respect of such Payment Date and any previously accrued and unpaid Servicing Fee with respect to prior Payment Dates or (b) if a Servicer Termination Event has occurred and the Issuer is designated as the replacement Servicer under the Servicing Agreement, to pay the expenses of the Issuer in respect of such Payment Date and any previously accrued and unpaid similar expenses related to the hiring and retention of employees to perform the duties and obligations of the Servicer under the Servicing Agreement in an amount not to exceed $25,000;

(iii)                               third, to pay accrued and unpaid Administrative Expenses in the order of priority set forth in the definition of Administrative Expenses in an amount not to exceed $50,000;

(iv)                              fourth, to the Trustee for distribution to the Noteholders, the accrued and unpaid interest on the Original Notes (or any Refinancing Notes in respect of the Original Notes), including any accrued interest due on prior Payment Dates and not previously paid, together with interest on any previously accrued and unpaid interest to the extent legally permissible;

(v)                                 fifth, to pay all accrued and unpaid Administrative Expenses in the order of priority set forth in the definition of Administrative Expenses in excess of the cap set forth in clause (iii) above;

(vi)                              sixth, to the Trustee for distribution to the Noteholders, the outstanding principal balance of the Original Notes (or any Refinancing Notes in respect of the Original Notes), pro rata according to the principal balance of the Original Notes (or any Refinancing Notes in respect of the Original Notes) held by each Noteholder;

(vii)                           seventh, following the payment in full of the Original Notes (or any Refinancing Notes in respect of the Original Notes), to the Trustee for distribution to the Noteholders of the Subordinated Notes, if any, the accrued and unpaid interest on the Subordinated Notes if the Subordinated Notes earn interest at a stated rate in accordance with the terms of the Subordinated Notes;

(viii)                        eighth, following the payment in full of the Original Notes (or any Refinancing Notes in respect of the Original Notes), to the Trustee for distribution to the Noteholders of the Subordinated Notes, if any, the principal balance of the Subordinated Notes in accordance with the terms of the Subordinated Notes;

(ix)                              ninth, following the payment in full of the Original Notes (or any Refinancing Notes in respect of the Original Notes), to the ratable payment of all other accrued and unpaid obligations of the Issuer under the Transaction Documents until all such amounts are paid in full; and

(x)                                 tenth, following the payment in full of the Original Notes (or any Refinancing Notes in respect of the Original Notes), to or at the direction of the Issuer, all remaining amounts.

(b)                                 To the extent the Issuer receives amounts from the Trustee from the Collection Account pursuant to Section 3.6(a)(x), such amounts may be distributed by the Issuer to the Equityholder (or as otherwise directed by the Equityholder or any Person designated by the Equityholder to give such directions) in its sole discretion.  The provisions contained in this Section 3.6(b) may not be amended, modified, waived or terminated (including pursuant to any termination of this Indenture) without the prior written consent of the Equityholder, and the provisions contained in this Section 3.6(b) shall survive the termination of this Indenture.  The parties hereto specifically agree that each Equityholder (i) is and shall be an express third-party beneficiary of the provisions of this Section 3.6(b) and (ii) shall have the right to enforce any provision of this Section 3.6(b).

(c)                                  Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, the Calculation Agent shall, on the 15th day of each calendar month (other than any month in which a Payment Date falls) or, if such 15th day is not a Business Day, the next Business Day, reimburse and pay to the Issuer (or such other appropriate Person identified at the written instruction of the Issuer), from the Collection Account, an amount equal to the lesser of (i) all Administrative Expenses not previously paid or reimbursed and (ii) the balance of the Collection Account, in either case upon delivery to the

Calculation Agent by the Issuer, not less than three (3) Business Days prior to such 15th day or next Business Day, as the case may be, of a written notice as to the amount of such Administrative Expenses.

Section 3.7            Interest Shortfalls:  Interest Deferral Period, Voluntary Capital Contributions.

(a)           To the extent there are insufficient funds to pay scheduled interest on the Original Notes (or any Refinancing Notes in respect of the Original Notes) in accordance with the Priority of Payments on any Payment Date from and including the November 15, 2014 Payment Date to and including the May 15, 2016 Payment Date (the period from and including the November 15, 2014 Payment Date to and including the May 15, 2016 Payment Date being referred to herein as the “Interest Deferral Period”), the scheduled interest (to the extent of such insufficient funds) shall be added to the principal balance of the Original Notes (or any Refinancing Notes in respect of the Original Notes) and shall bear interest at the Note Interest Rate.  The failure to pay scheduled interest on the Original Notes (or any Refinancing Notes in respect of the Original Notes) in cash because of insufficient funds for such purpose in accordance with the Priority of Payments on any Payment Date during the Interest Deferral Period shall not be an Event of Default under this Indenture.

(b)           The Equityholder may, but is not obligated to, make capital contributions to the Issuer for deposit to the Collection Account that may be used by the Issuer (i) to pay all or part of the accrued and unpaid interest then due and payable on the Original Notes (or any Refinancing Notes in respect of the Original Notes) (including any accrued and unpaid interest due on prior Payment Dates and not previously paid, and any accrued and unpaid interest on such unpaid interest) in respect of up to six (6) Payment Dates in total and not more than three (3) consecutive Payment Dates, whether on a Payment Date or on any other Business Day, (ii) to redeem, at any time and from time to time, all or a portion of the outstanding principal amount of the Original Notes (or any Refinancing Notes in respect of the Original Notes) in an Optional Redemption in whole on any Business Day or in part on any Payment Date in the manner described in Section 3.8 or (iii) to pay interest on and principal of the Original Notes (or any Refinancing Notes in respect of the Original Notes) in accordance with the Priority of Payments on any Payment Date if the dollar amount of the royalties from sales of the Products that the Counterparty has paid to the Issuer in respect of the immediately preceding quarterly period has not been publicly disclosed on or prior to the date on which the Retained Royalty Payments are required to be withdrawn from the Concentration Account for deposit to the Collection Account, without the payment of principal pursuant to this clause (iii) being treated as an Optional Redemption; provided, that no capital contribution pursuant to this clause (iii) shall exceed 10% of the Retained Royalty Payments received in respect of such Payment Date.

(c)           If there are insufficient funds to pay the accrued and unpaid interest on the Original Notes (or any Refinancing Notes in respect of the Original Notes) in full on any Payment Date following the Interest Deferral Period (including any accrued and unpaid interest due on prior Payment Dates and not previously paid, and any accrued and unpaid interest on such unpaid interest), the shortfall in interest shall accrue interest to the extent legally enforceable at the Note Interest Rate compounded quarterly.  If such unpaid shortfall (and interest thereon) in the case of any Payment Date other than the Final Legal Maturity Date is not paid in full on or prior to the succeeding Payment Date following the Payment Date on which such interest was first payable, an Event of Default shall occur on such succeeding Payment Date (but not before such date).

Section 3.8            Redemptions.

(a)           On any Redemption Date, the Trustee shall distribute the amounts in the Collection Account as provided herein and in the applicable Resolution, including:

(i)            to the extent Subordinated Notes or Refinancing Notes were issued for the purpose of funding such Redemption, paying to such Persons as shall be specified by the Issuer such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the applicable Subordinated Notes or Refinancing Notes;

(ii)           remitting to the Noteholders of the class of Notes to be redeemed, in accordance with the Resolution authorizing such Redemption (and, if such Redemption Date is a Payment Date, after application of Section 3.6 and Section 3.7), an amount equal to the Redemption Price plus Premium, if any, allocated, in the event of a Redemption of such Notes in part, pro rata in proportion to the Outstanding Principal Balance of such Notes held by such Noteholders; and

(iii)          making such other distributions and payments as shall be authorized and directed by the Resolution and indentures supplemental hereto executed in connection with such Redemption.

(b)           Subject to the provisions of Section 3.8(c) and Section 3.9, on any Redemption Date (and, if such Redemption Date is a Payment Date, to the extent that any class of Notes shall remain Outstanding after application of Section 3.6 and Section 3.7), the Issuer may optionally redeem such class of Notes, in whole, but not in part, out of the proceeds of any Refinancing Notes, or, in whole or in part, out of amounts available in the Collection Account for such purpose, if any, including the proceeds of any Subordinated Notes, in each case, at the Redemption Price (any such redemption, an “Optional Redemption”).  The Issuer shall give written notice of any such Optional Redemption to the Trustee and the Servicer not later than five (5) Business Days prior to the date on which notice is to be given to Noteholders in accordance with Section 3.9(a) (unless the Trustee and any such Servicer agree to waive or limit the requirement for such notice).  Such written notice to the Trustee shall include a copy of the Resolution authorizing such Optional Redemption and shall set forth the relevant information regarding such Optional Redemption, including the information to be included in the notice given pursuant to Section 3.9(a).

(c)           An indenture supplemental hereto providing for the issuance of any Subordinated Notes or Refinancing Notes may authorize one or more redemptions, in whole or in part, of such Notes, on such terms and subject to such conditions as shall be specified in such indenture supplemental hereto; provided, that, while any Original Notes (or any Refinancing Notes in respect of the Original Notes) are Outstanding, the Issuer may redeem the Subordinated Notes solely with monies that are not Retained Royalty Payments.

(d)           The application of Retained Royalty Payments, together with the investment earnings on funds on deposit in the Collection Account and any voluntary capital contributions made by the Equityholder to the Collection Account for the purpose described in clause (iii) of Section 3.7(b) to principal payments on any Original Notes (or any Refinancing Notes in respect of the Original Notes) pursuant to the Priority of Payments shall not be treated as an Optional Redemption under this Indenture.  A Mandatory Tax Redemption of the Original Notes will also not be treated as an Optional Redemption under this Indenture.

(e)           If the Issuer determines that the Original Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each accrual period ending on or after the fifth anniversary of the issuance of the Original Notes (each, an “AHYDO Redemption Date”), the Issuer shall be required to redeem for cash a portion of each Original Note then Outstanding equal to the “mandatory principal redemption amount” (such redemption, a “Mandatory Tax Redemption”).  The redemption price for the portion of each Original Note redeemed pursuant to a Mandatory Tax Redemption shall be 100% of the principal amount of such portion plus any accrued interest thereon to the date of redemption without payment of a prepayment penalty.  The “mandatory principal redemption amount” means the portion of an Original Note required to be redeemed to prevent such Original Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.  No partial redemption of the Original Notes prior to any AHYDO Redemption Date pursuant to any other provision of this Indenture shall alter the Issuer’s obligations to make the Mandatory Tax Redemption with respect to any Original Notes that remain Outstanding on any AHYDO Redemption Date.  The Issuer shall deliver written notice in respect of any Mandatory Tax Redemption to each Noteholder at least five (5) Business Days but not more than thirty (30) days before the date scheduled for redemption, which written notice shall be delivered by the Issuer to the Trustee for the Trustee to deliver to the Noteholders at the sole cost and expense of the Issuer through DTC, Euroclear or Clearstream for the Beneficial Holders and by regular mail, postage prepaid for the Noteholders holding Definitive Notes.  For the avoidance of doubt, a Mandatory Tax Redemption shall not be subject to the procedures that apply to an Optional Redemption set forth in Section 3.9.

Section 3.9            Procedure for Redemptions.

(a)           The Issuer shall deliver written notice in respect of any Redemption of any class of Notes under Section 3.8 to each Noteholder at least five (5) Business Days (in case of an Optional Redemption in whole) or three (3) Business Days (in case of an Optional Redemption in part of the Original Notes (or any Refinancing Notes in respect of the Original Notes)) but not more than 30 days before the date scheduled for such redemption, which written notice shall be delivered by the Issuer to the Trustee for the Trustee to deliver to the Noteholders at the sole cost and expense of the Issuer through DTC, Euroclear or Clearstream for the Beneficial Holders and by regular mail, postage prepaid for the Noteholders holding Definitive Notes.  Each notice in respect of a Redemption given pursuant to this Section 3.9(a) shall state (i) the expected applicable Redemption Date, (ii) the projected Redemption Price of the Notes to be redeemed, (iii) in the case of a Redemption of the Notes in part, the portion of the Outstanding Principal Balance of the Notes that is expected to be redeemed, (iv) that the Notes to be redeemed in a Redemption in whole must be surrendered (which action may be taken by any Noteholder or its authorized agent) to the Trustee to collect the Redemption Price on such Notes,

(v) that, unless the Issuer fails to pay the Redemption Price, interest on the Notes called for Redemption in whole shall cease to accrue on and after the Redemption Date and (vi) if such Redemption is conditional upon the occurrence of any event or condition, including, without limitation, the issuance and sale of Subordinated Notes or Refinancing Notes, such event or condition.  If mailed in the manner herein provided, the notice shall be conclusively presumed to have been given whether or not the Noteholder receives such notice.

(b)           If, at the time of the delivery of any notice in respect of a Redemption, the Issuer shall not have irrevocably directed the Trustee to apply funds then on deposit with the Trustee or held by the Issuer and available to be used for such Redemption to redeem all of the Notes called for Redemption, such notice, at the election of the Issuer, may state that such Redemption is conditional upon the occurrence of any event, including the receipt of the redemption moneys in an amount sufficient to pay the principal of and Premium, if any, and interest on the Notes being redeemed and related Transaction Expenses by the Trustee on or before the Redemption Date and that such notice shall be of no force and effect, and the Issuer shall not be required to redeem such Notes, unless such event has occurred.

(c)           If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.9(a) and such notice shall not contain the language permitted at the Issuer’s option under Section 3.9(b), such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price, and, unless there is a default in the payment of the applicable Redemption Price, interest on such Notes shall cease to accrue on and after the Redemption Date.  Upon presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price.  On or before any Redemption Date in respect of such a Redemption, the Issuer shall, to the extent an amount equal to the Redemption Price of such Notes (and any Transaction Expenses relating thereto as of the Redemption Date) is not then held by the Issuer or on deposit in the Collection Account, deposit or cause to be deposited into the Collection Account an amount in immediately available funds so that the total amount in the Collection Account shall be sufficient to pay such Redemption Price (and any Transaction Expenses relating thereto as of the Redemption Date).

(d)           If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.9(a) and such notice shall contain the language permitted at the Issuer’s option under Section 3.9(b), such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price and interest on such Notes shall cease to accrue on and after the Redemption Date; provided, that, in each case, the Issuer shall have deposited in the Collection Account on or prior to 11:00 a.m. (New York City time) on the Redemption Date an amount sufficient to pay the Redemption Price (and any Transaction Expenses relating thereto as of the Redemption Date).  Upon the Issuer making such deposit and presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price.  If the Issuer shall not make such deposit on or prior to 11:00 a.m. (New York City time) on the Redemption Date, the notice in respect of Redemption shall be of no force and effect, and the principal on such Notes or specified portions thereof shall continue to bear interest as if such notice in respect of Redemption had not been given.

(e)           All Notes that are redeemed shall be surrendered to the Trustee for cancellation and may not be reissued or resold.

ARTICLE IV
DEFAULT AND REMEDIES

Section 4.1            Events of Default.  Each of the following events or occurrences shall constitute an “Event of Default” hereunder with respect to any class of Notes (except for clauses (a), (b), (c) and (d) below in which the potential events or occurrences that would constitute an Event of Default are specific to certain classes of Notes, in which case such Event of Default shall be constituted only with respect to such classes of Notes (and not all classes of Notes)), and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

(a)           (i) the failure to pay interest on the Original Notes (or any Refinancing Notes in respect of the Original Notes) due on any Payment Date (other than the Final Legal Maturity Date) in full within five Business Days of such Payment Date, but only to the extent of the amount available in the Collection Account as of such Payment Date for interest payments pursuant to the Priority of Payments, (ii) the failure to pay interest on the Original Notes (or any Refinancing Notes in respect of the Original Notes) due on any Payment Date (other than the Final Legal Maturity Date) that occurs following the Interest Deferral Period in full on or prior to the succeeding Payment Date, together with any additional accrued and unpaid interest on any interest not paid on the Payment Date on which it was originally due, regardless of whether or not funds are then available therefor in the Collection Account, (iii) to the extent the amount available in the Collection Account as of such Payment Date for interest payments pursuant to the Priority of Payments is insufficient to pay scheduled interest on the Original Notes (or any Refinancing Notes in respect of the Original Notes) in accordance with the Priority of Payments on any Payment Date during the Interest Deferral Period, the failure to add the scheduled but unpaid interest to the principal balance of the Original Notes (or any Refinancing Notes in respect of the Original Notes) on such Payment Date or (iv) in the case of any Subordinated Notes (or any Refinancing Notes in respect of the Subordinated Notes), except as provided in the related Resolutions and set forth in any indenture supplemental to this Indenture providing for the issuance of such Subordinated Notes (or any Refinancing Notes in respect of the Subordinated Notes) pursuant to Section 2.15 or Section 2.16, failure to pay interest on any Subordinated Notes (or any Refinancing Notes in respect of the Subordinated Notes) of such class on the Payment Date that such interest is due, regardless of whether or not funds are then available therefor in the Collection Account;

(b)           the failure to pay principal of the Original Notes (or any Refinancing Notes in respect of the Original Notes) due on any Payment Date (other than the Final Legal Maturity Date or any Redemption Date) within five Business Days of such Payment Date, but only to the extent of amounts in the Collection Account as of such Payment Date available for principal payments after giving effect to the amounts that are payable senior to the payment of principal of the Original Notes (or any Refinancing Notes in respect of the Original Notes) in accordance with the Priority of Payments on such Payment Date;

(c)           the failure to pay principal of and Premium, if any, and accrued and unpaid interest on the Original Notes, any Subordinated Notes or any Refinancing Notes on the Final Legal Maturity Date (or other applicable maturity date with respect to any Subordinated Notes or any Refinancing Notes in respect of the Subordinated Notes) or, if all conditions to the Redemption have been satisfied and subject to the provisions described in Section 3.8(d) and Section 3.9(b), failure to pay the Redemption Price when due on any Redemption Date;

(d)           the failure to pay any other amount in respect of the Original Notes, any Subordinated Notes or any Refinancing Notes when due and payable under this Indenture and the continuance of such default for a period of 30 or more days after written notice thereof is given to the Issuer by the Trustee;

(e)           the failure by the Issuer to comply with the covenants set forth in this Indenture (other than a payment default for which provision is made in clause (a), (b), (c) or (d) above) that would result in a Material Adverse Change (except in respect of a covenant already qualified in respect of Material Adverse Change); provided, that, if the consequences of the failure can be cured, such failure continues for a period of 30 days or more after written notice thereof has been given to the Issuer by the Trustee at the direction of the Controlling Party;

(f)            the Issuer becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy;

(g)           the rendering of one or more final judgments or orders for the payment of money in excess of $5,000,000 shall be rendered against the Issuer and remain unstayed, undischarged and unsatisfied for thirty (30) days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof;

(h)           a default resulting in the acceleration of indebtedness for borrowed money of the Issuer other than the Original Notes (or any Refinancing Notes in respect of the Original Notes) of more than $5,000,000;

(i)            any representation, warranty or certification made or deemed to be made by or on behalf of the Issuer, the Transferor or the Servicer in any Transaction Document is incorrect when made in any material respect (except to the extent such representation, warranty or certification is qualified by materiality, in which case, in any respect); provided, that, if the consequences of the defect can be cured, such failure continues for a period of 30 days or more after written notice thereof has been given to the Issuer by the Trustee at the direction of the Controlling Party;

(j)            the Issuer is classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(k)           the Issuer becomes an investment company required to be registered under the Investment Company Act;

(l)            any of the Capital Securities in the Issuer ceases to be owned by the Equityholder or one of the Equityholder’s “Affiliates” (as defined for this purpose in the Counterparty Agreement); provided, that it shall not be an Event of Default if any of the Capital

Securities in the Issuer is owned by (i) a Person who acquires all or substantially all of the assets of the Equityholder or (ii) a Person with the prior written consent of the Counterparty; or

(m)          the Trustee fails to have a first-priority perfected security interest in the Collateral.

Section 4.2            Acceleration, Rescission and Annulment.

(a)           If an Event of Default with respect to the Notes (other than an Acceleration Default) occurs and is continuing, the Controlling Party or the Senior Trustee may, and, upon the Direction of the Controlling Party, shall, give an Acceleration Notice to the Issuer; provided, that such Direction shall be void ab initio unless no Restricted Party owns any interest in the Notes, and the Controlling Party delivers a certification that none of the Noteholders that are seeking acceleration of the Notes and the liquidation of the Collateral is a Restricted Party.  Upon delivery of such an Acceleration Notice (and so long as such Acceleration Notice has not been rescinded and annulled pursuant to this Indenture), the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall be immediately due and payable.  At any time after the Senior Trustee or such Noteholders have so declared the Outstanding Principal Balance of the Notes to be immediately due and payable, and prior to the exercise of any other remedies pursuant to this Article IV, the Senior Trustee, upon the Direction of the Controlling Party, shall, subject to Section 4.5(a), by written notice to the Issuer, rescind and annul such declaration and thereby annul its consequences if (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of, and Premium, if any, on, the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than non-payment of interest and Premium, if any, on and principal of the Notes that have become due solely because of such declaration of acceleration, have been cured or waived.  If an Acceleration Default occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become immediately due and payable without any further action by any party.

(b)           Notwithstanding this Section 4.2, Section 4.3 and Section 4.12, after the occurrence and during the continuation of an Event of Default, no Noteholders of any class of Notes other than the Senior Class of Notes shall be permitted to give or direct the giving of an Acceleration Notice, or to exercise any remedy in respect of such Event of Default, and no Person other than the Senior Trustee, acting at the Direction of the Controlling Party, may give an Acceleration Notice or exercise any such remedy.

(c)           Within thirty (30) days after the occurrence of an Event of Default in respect of any class of Notes, the Trustee shall give to the Noteholders notice of all uncured or unwaived Defaults actually known to a Responsible Officer of the Trustee on such date; provided, that the Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or Premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

Section 4.3            Other Remedies.  Subject to the provisions of this Indenture, if an Event of Default has occurred and is continuing, then the Senior Trustee may, but only at the Direction of the Controlling Party, pursue any available remedy by proceeding at law or in equity to collect the payment of principal, Premium, if any, or interest due on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Sale and Contribution Agreement, the Servicing Agreement or the Account Control Agreement (which with respect to the Sale and Contribution Agreement and the Servicing Agreement will be solely to the extent affecting the Retained Royalty Payments), including any of the following, to the fullest extent permitted by Applicable Law, subject to the receipt of such Direction:

(a)           The Senior Trustee may obtain the appointment of a Receiver of the Collateral as provided in Section 12.7 and the Issuer consents to and waives any right to notice of any such appointment.

(b)           The Senior Trustee may, without notice to the Issuer and at such time as the Senior Trustee in its sole discretion may determine, exercise any or all of the Issuer’s rights in, to and under or in any way connected with or related to any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Issuer’s rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Collateral (including the Issuer’s rights under the Sale and Contribution Agreement), in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Collateral and otherwise under the Transaction Documents and (iii) preparing, filing and signing the name of the Issuer on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Collateral and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Collateral; provided, that under no circumstance, including the occurrence of an Event of Default, shall the Senior Trustee or the Noteholders (i) be a party or third party beneficiary of the Counterparty Agreement or (ii) be able to assert a claim against the Issuer, Theravance, the Counterparty or any other Person under the Counterparty Agreement; provided, further, that the exercise by the Senior Trustee of the remedies set forth in this Section 4.3(b) under the Sale and Contribution Agreement or the Servicing Agreement shall be solely to the extent affecting the Retained Royalty Payments.

(c)           Subject to the Account Control Agreement, the Senior Trustee may, without notice except as specified herein, and as required by Applicable Law, in accordance with Applicable Law, sell or cause the sale of all or any part of the Collateral in one or more parcels at public or private sale, at any of the Senior Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Senior Trustee may deem commercially reasonable; provided, that under no circumstance, including the occurrence of an Event of Default, shall the Senior Trustee or the Noteholders (i) be a party or third party beneficiary of the Counterparty Agreement or (ii) be able to assert a claim against the Issuer, Theravance, the Counterparty or any other Person under the Counterparty Agreement; provided, further, that under no circumstance, including the occurrence of a Voluntary Bankruptcy or Involuntary Bankruptcy of the Issuer, shall the Senior Trustee sell or cause the sale of all or any part of the Collateral to a Restricted Party.

(d)           The Issuer agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten (10) days’ notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Senior Trustee shall not be obligated to make any sale of all or any part of the Collateral regardless of notice of sale having been given.  The Senior Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(e)           The Senior Trustee may, instead of exercising the power of sale conferred upon it by Section 4.3(c) and Applicable Law, proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell all or any portion of the Collateral under a judgment or a decree of a court or courts of competent jurisdiction, provided, that, so long as the Counterparty Agreement or the Master Agreement remains in force, the Senior Trustee shall make any such foreclosure sale only to a Person that is a Permitted Holder.

(f)            The Senior Trustee may require the Issuer to, and the Issuer hereby agrees that it shall at its expense and upon request of the Senior Trustee, forthwith assemble all or part of the Collateral as directed by the Senior Trustee and make it available to the Senior Trustee at a place to be designated by the Senior Trustee that is reasonably convenient to both parties.

(g)           In addition to the rights and remedies provided for in this Indenture, the Senior Trustee may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Collateral) and under all other Applicable Law; provided, that, so long as the Counterparty Agreement or the Master Agreement remains in force, the Senior Trustee shall cause any sale of the Collateral to be made only to a Person that is a Permitted Holder.

(h)           The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.4            Limitation on Suits.  Without limiting the provisions of Section 4.9 and the final sentence of Section 12.4, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Account Control Agreement or the Notes, for the appointment of a Receiver or trustee or for any other remedy hereunder, unless:

(a)           such Noteholder is a holder of the Senior Class of Notes and has previously given written notice to the Senior Trustee of a continuing Event of Default;

(b)           the Controlling Party makes a written request to the Senior Trustee to pursue a remedy hereunder;

(c)           such Noteholder or Noteholders offer to the Senior Trustee an indemnity satisfactory to the Senior Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(d)           the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity;

(e)           during such 60-day period, the Controlling Party does not give the Senior Trustee a Direction inconsistent with such request; and

(f)            such Noteholder is not a Restricted Party.

No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.5            Waiver of Existing Defaults.

(a)           The Senior Trustee, upon the Direction of the Controlling Party, by written notice to the Issuer may waive any existing Default (or Event of Default) hereunder and its consequences, except a Default (or Event of Default) (i) in the payment of the interest on, principal of and Premium, if any, on any Note or (ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of the Noteholder of each Note affected thereby.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default (or Event of Default) or impair any right consequent thereon.

(b)           Any written waiver of a Default or an Event of Default given by the Senior Trustee to the Issuer in accordance with the terms of this Indenture shall be binding upon the Senior Trustee and the other parties hereto.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence that gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.

Section 4.6            Restoration of Rights and Remedies.  If the Senior Trustee or any Noteholder of the Senior Class of Notes (excluding any Noteholder that is a Restricted Party) has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Senior Trustee or such Noteholder, then in every such case the Issuer, the Senior Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Senior Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

Section 4.7            Remedies Cumulative.  Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall, to the extent permitted by Applicable Law, be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.

Section 4.8            Authority of Courts Not Required.  The parties hereto agree that, to the greatest extent permitted by Applicable Law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by Applicable Law.

Section 4.9            Rights of Noteholders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or Premium, if any, on any Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder unless such Noteholder is a Restricted Party.

Section 4.10          Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.11          Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by its acceptance hereof shall be deemed to have agreed, that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant.  This Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or Premium, if any, on any Note on or after the respective due dates expressed in such Note or a suit by any Noteholder or Noteholders holding at least 10% of the Outstanding Principal Balance of the Notes.

Section 4.12          Control by Noteholders.  Subject to this Article IV and to the rights of the Trustee hereunder, the Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust, right or power conferred on the Trustee under any Transaction Document; provided, that:

(a)           such Direction shall not be in conflict with any Applicable Law or with this Indenture and would not involve the Trustee in personal liability or unindemnified expense;

(b)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders of such class not taking part in such Direction;

(c)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such Direction;

(d)           the Noteholders shall have given the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense which may be incurred by such Direction; and

(e)           each of the Noteholders seeking to exercise the provisions set forth in this Section 4.12 shall have delivered a certification that none of such Noteholders is a Restricted Party.

Section 4.13          Senior Trustee.  The Trustee irrevocably agrees (and the Noteholders (other than the Noteholders represented by the Senior Trustee) shall be deemed to agree by virtue of their purchase of the Notes) that the Senior Trustee shall have all of the rights granted to it under this Indenture, including the right to direct the Trustee to take certain action as provided for in this Indenture, and the Trustee hereby agrees to act in accordance with each such authorized direction of the Senior Trustee.

Section 4.14          Application of Proceeds.  All cash proceeds received by the Senior Trustee in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be deposited in the Collection Account and distributed as provided in Section 3.6(a).  Any surplus of such cash proceeds held and remaining after payment in full of all Secured Obligations shall be paid over to the Issuer or whomsoever may be lawfully entitled to receive such surplus as provided in Section 3.6.  Any amount received for any sale or sales conducted in accordance with the terms of Section 4.3 shall to the extent permitted by Applicable Law be deemed conclusive and binding on the Issuer and the Noteholders.

Section 4.15          Waivers of Rights Inhibiting Enforcement.  The Issuer waives (a) any claim that, as to any part of the Collateral (which with respect to the right to enforce the representations, warranties and covenants made by the Transferor under the Sale and Contribution Agreement and the representations, warranties and covenants made by the Servicer under the Servicing Agreement shall be solely to the extent affecting the Retained Royalty Payments), a private or public sale, should the Senior Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such part of the Collateral, (b) except as otherwise provided in any of the Transaction Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE ISSUER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE U.S. OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE TRUSTEE’S RIGHTS HEREUNDER, (c) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (d) except as otherwise provided in any of the Transaction Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Indenture or the absolute sale of the Collateral, now or hereafter in force under any Applicable Law, and the Issuer, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Applicable Laws and rights; provided, that any waivers by the Issuer set forth in this Section 4.15 shall not apply to claims or rights asserted by or on behalf of Noteholders that are Restricted Parties.

Section 4.16          Security Interest Absolute.  Unless asserted by or on behalf of Noteholders that are Restricted Parties, all rights of the Trustee and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of, and the Issuer hereby irrevocably waives, any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto (other than against the Trustee);

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto;

(c)           any taking, exchange, surrender, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

(d)           any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Transaction Documents or any other assets of the Issuer;

(e)           any change, restructuring or termination of the limited liability company structure or existence of the Issuer;

(f)            the failure of any other Person to execute this Indenture or any other agreement or the release or reduction of liability of the Issuer or other grantor or surety with respect to the Secured Obligations; or

(g)           any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense available to, or a discharge of, the Issuer.

Section 4.17          Observer.

(a)           If an Event of Default with respect to the Notes has occurred and is continuing and the Trustee has received written notice of (or a Responsible Officer of the Trustee otherwise has actual knowledge of) such Event of Default, the Trustee shall, subject to the proviso in Section 4.2(c), within thirty (30) days following receipt of such notice, give to the Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement written notice (the “Initial Notice”) of such Event of Default advising that each Noteholder and Beneficial Holder that is not also a Restricted Party has the right to nominate a Person (the “Nominee”) to be appointed as an observer of all meetings of the governing body (and committees thereof) of the Issuer (the “Observer”).  Each Noteholder and Beneficial Holder that is not also a Restricted Party may, but is not required to, nominate one Nominee by written notice received by the Trustee within ten Business Days of the date of the Initial Notice (the “Nomination Period”).  Each such notice shall contain at least the following information: (i) the identity of such Nominee and reasonable detail about the Person nominated;

(ii) the identity of the nominating Noteholder or Beneficial Holder with respect to such Nominee, together with the Outstanding Principal Balance of Notes held by such Noteholder or the amount of Beneficial Interests held by such Beneficial Holder;  (iii) a statement confirming that such Nominee is willing to serve as Observer if appointed; and (iv) a certificate confirming that that the nominating Noteholder or Beneficial Holder is a not a Restricted Party.

(b)           If no Nominee is nominated within the Nomination Period, the Trustee shall promptly notify the Issuer, with a copy to the Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement, that no Nominee has been nominated.

(c)           If any Nominee is nominated within the Nomination Period, the Trustee shall, within three Business Days following the end of the Nomination Period, give to the Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement written notice (the “Solicitation Notice”) setting forth (i) the identity of each Nominee and the details relating to each such Nominee provided to the Trustee, (ii) the identity of the nominating Noteholder or Beneficial Holder with respect to each Nominee, together with the Outstanding Principal Balance of Notes held by such Noteholder or the amount of Beneficial Interests held by such Beneficial Holder, (iii) a statement confirming that each Nominee is willing to serve as Observer if appointed and (iv) that each Noteholder shall have ten Business Days after the date of the Solicitation Notice (the “Solicitation Period”) to indicate by written notice to the Trustee the Nominee (and no more than one Nominee) from the list of Nominees specified in the Solicitation Notice that it wishes to have appointed as Observer.  Immediately following the end of the Solicitation Period, the Trustee shall calculate, based upon the written notices it received during the Solicitation Period, for each Nominee, the Outstanding Principal Balance of the Notes selecting such Nominee.  The Nominee that is selected by the largest Outstanding Principal Balance of the Notes shall be designated as Observer (and, in the event that two or more Nominees are selected by the largest Outstanding Principal Balance of the Notes, then the Trustee shall furnish a new Solicitation Notice within three Business Days thereof setting forth only such Nominees selected by such largest Outstanding Principal Balance of the Notes, and the process set forth above shall be repeated therefrom to select an Observer).  The Trustee shall give written notice to the Issuer, the Servicer and the Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement of the results of the solicitation, and the Issuer shall (A) provide the Observer with notice of any meeting of the governing body (or any committee thereof) of the Issuer in accordance with the Issuer Organizational Documents (as if the Observer were a member of the governing body or committee thereof, as the case may be), (B) furnish to the Observer any materials distributed to any other participant in any such meeting at the same time as such materials are distributed to such other participant(s), (C) permit the Observer to attend and observe any such meeting and (D) cause the Issuer’s officers or other representatives to promptly, accurately and in good faith respond to any inquiries of the Observer.

(d)           At any time, the Controlling Party may remove the Observer by written notice to the Trustee, the Issuer and the Noteholders.  Upon removal of the Observer, the Trustee shall request the nomination and selection of a replacement Observer using the procedures described in this Section 4.17.

(e)           The Observer (i) must, prior to exercising any right or discharging any duty under this Section 4.17, execute and deliver to the Registrar a Confidentiality Agreement and (ii) shall provide to the Trustee, for inclusion with the next Distribution Reports, a report summarizing its observations from each meeting of the governing body (or any committee thereof) of the Issuer that it shall have attended.

ARTICLE V
REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 5.1            Representations and Warranties.  The Issuer represents and warrants to the Trustee, as of the date of this Indenture, as follows:

(a)           The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company powers and authority to execute and deliver, and perform its obligations under, this Indenture.

(b)           Each Transaction Document to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(c)           The Issuer has good and marketable title to the assets and property constituting the Collateral, free and clear of any Liens other than Permitted Liens.

(d)           The execution and delivery of any Transaction Document to which the Issuer is a party, and the performance of obligations under any Transaction Document to which the Issuer is a party, by the Issuer do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except for the filing of UCC financing statements, those previously obtained and those the failure of which to be obtained or made would not be a Material Adverse Change.

(e)           This Indenture creates in favor of the Trustee, for the benefit of the Noteholders, a valid and enforceable security interest in the Collateral, and, when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under this Indenture shall constitute a fully perfected security interest in all right, title and interest of the Issuer in the Collateral to the extent perfection can be obtained by filing UCC financing statements.

Section 5.2            Covenants.  The Issuer covenants with the Trustee that, so long as any Notes are Outstanding, it shall perform and comply with each of the following covenants and not engage in any activity prohibited by this Indenture without the prior written consent of the Trustee pursuant to Section 9.1 or Section 9.2, as applicable, authorizing the Issuer not to perform any such covenants or to engage in any such activity prohibited by this Indenture, in each case on such terms and conditions, if any, as shall be specified in such prior written consent:

(a)           The Issuer shall maintain this Indenture in conformity with the other Transaction Documents.  Except as described under Article IX or Article XI, the Issuer shall not (i) take any action, whether orally or in writing, that would amend, waive, modify, supplement, restate, cancel or terminate, or discharge or prejudice the validity or effectiveness of, the Issuer Organizational Documents, this Indenture, the Notes, the Servicing Agreement or the Account Control Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, or (ii) permit any party to any such document to be released from its obligations thereunder (unless, in each case, expressly permitted thereunder).

(b)           The Issuer shall not incur or suffer to exist any Lien over or with respect to the Collateral, other than any Permitted Lien.

(c)           The Issuer shall not incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment or performance of, contingently or otherwise, whether present or future, indebtedness for borrowed money or similar monetary obligations; provided, however, that the Issuer may (i) incur indebtedness in respect of the Original Notes, any Subordinated Notes (or any Refinancing Notes in respect of the Original Notes or the Subordinated Notes) and (ii) incur indebtedness in respect of one or more additional series of notes or other evidence of indebtedness pursuant to one or more indentures, loan agreements, loan and security agreements, credit agreements or other agreements that are in addition to this Indenture; provided, further, however, that such additional series of notes or other evidence of indebtedness shall not be cross-collateralized with the Original Notes (or any Refinancing Notes in respect of the Original Notes) (and instead shall be secured by assets and property of the Issuer other than the Collateral); provided, further, however, that, notwithstanding the limitation in the preceding proviso, such additional series of notes or other evidence of indebtedness may have a Lien on the right to enforce the representations, warranties and covenants made by the Transferor under the Sale and Contribution Agreement or the Servicing Agreement and all proceeds and products thereof (so long as the ability to enforce such right (i) does not adversely affect the Retained Royalty Payments or the Notes for which purpose if such Lien (and the related remedies for enforcement thereof) is on substantially similar terms as the Lien hereunder but with respect to the property encumbered by such Lien, it shall be deemed not to adversely affect the Retained Royalty Payment or the Notes) and (ii) is no greater than the ability to enforce such rights under this Indenture.

(d)           The Issuer shall not commingle its assets with assets of any other Person.

(e)           Except as expressly permitted by the Transaction Documents, the Issuer shall not liquidate or dissolve and shall not consolidate with, merge with or into, sell, transfer, convey, lease or otherwise dispose of any or all of the Collateral, the Retained Royalty Payments or the right to receive the Retained Royalty Payments, or all or substantially all of its assets to, any other Person, or permit any other Person to merge with or into, or consolidate or otherwise combine with, the Issuer.

(f)            The Issuer may maintain a sufficient number of employees in light of its contemplated business operations.

(g)           The Issuer shall not, without the written consent of the Independent Managers, take any action that would constitute a Voluntary Bankruptcy.  The Issuer shall promptly provide the Trustee with written notice of the institution of any proceeding by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property.

(h)           The Issuer shall comply with the Issuer Organizational Documents.  The Issuer shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify Section 10(j) of the limited liability company agreement of the Issuer or any other provision of the Issuer Organizational Documents in a manner that would adversely affect (x) the rights, remedies, privileges or preferences of the Noteholders or (y) the validity, perfection or priority of the Lien on any Collateral, except to the extent expressly permitted by the Issuer Organizational Documents.

(i)            The Issuer shall duly and punctually pay principal with respect to the Outstanding Principal Balance, Premium, if any, and Interest Amount on the Notes in Dollars in accordance with the terms of this Indenture and such Notes; provided, that the Issuer shall be in compliance with this covenant with respect to any Payment Date (other than the Final Legal Maturity Date or any Redemption Date) if any such interest in excess of the portion of the Available Collections Amount available to pay such interest on the relevant Payment Date and funds in the Collection Account (subject to Section 3.7) are paid in full not later than the succeeding Payment Date (together with Additional Interest thereon).

(j)            The Issuer (i) shall perform and comply in all material respects with its duties and obligations (if any) under the Sale and Contribution Agreement and the Counterparty Agreement, (ii) shall not assign, amend, modify, cancel or terminate (or consent to any cancellation or termination of), in whole or in part, any rights constituting or involving the right to receive the Retained Royalty Payments or the Sale and Contribution Agreement, (iii) shall not breach any of the provisions of the Sale and Contribution Agreement or the Counterparty Agreement, (iv) shall not enter into any new agreement in respect of the Retained Royalty Payments or the Collateral (other than agreements in respect of the Sale and Contribution Agreement and the Servicing Agreement relating to any additional undivided percentage interest in the royalty payments or other amounts payable to the Transferor or the Transferee pursuant to the Counterparty Agreement or other property of the Transferor or the Transferee other than the Retained Royalty Payments), (v) shall not consent to an assignment of the Sale and Contribution Agreement by the Transferor or the Collaboration Agreement (insofar as relating to the Retained Royalty Payments) (unless the assignee thereof has acquired all or substantially all of the assets of the Transferor, including all of the shares of the Issuer and all of the Issuer’s rights and obligations under the Transaction Documents and under the Counterparty Agreement) and (vi) shall not agree to do any of the foregoing.

(k)           The Issuer shall at all times use its commercially reasonable efforts to exercise and enforce its rights and remedies under the Sale and Contribution Agreement, the Account Control Agreement, the Servicing Agreement, the Collateral and the Counterparty

Agreement, in each case, in a timely and commercially reasonable manner; provided, that, following the occurrence and continuation of an Event of Default and subject to the confidentiality obligations under the Counterparty Agreement, the Issuer will give notice to the Trustee on behalf of the Noteholders of any contemplated enforcement of such rights and remedies and will follow any Direction regarding enforcement of such rights and remedies provided by the Controlling Party (or the Senior Trustee on its behalf) that it has received to the extent not inconsistent with this Indenture.

(l)            The Issuer shall maintain its existence separate and distinct from its member and any other Person in all material respects, including using its commercially reasonable efforts to comply with the separateness covenants set forth in the Issuer Organizational Documents.

(m)          The Issuer shall not enter into any agreement prohibiting the right of the Trustee or any Noteholder to amend or otherwise modify any Transaction Document; provided, that the foregoing prohibition shall not apply to: (i) restrictions contained in any Transaction Document or (ii) restrictions contained in any other sale, transfer, assignment, participation, pledge, collateralization, securitization and other monetization of royalty interests and other payments derived directly or indirectly from the exploitation of intellectual property related to pharmaceutical products, including the remaining undivided percentage interest in the Royalty Payments and other amounts payable to Theravance or the Issuer pursuant to the Counterparty Agreement that do not constitute the Retained Royalty Payments .

(n)           The Issuer shall not change, amend or alter its exact legal name at any time except following thirty (30) days’ notice given by the Issuer to the Trustee.  The Issuer shall not change its accounting policies or reporting practices except as permitted by the Issuer Organizational Documents.

(o)           The Issuer shall not assign or pledge, so long as the assignment hereunder shall remain in effect and has not been terminated pursuant to Section 11.1, any of its right, title or interest in the Collateral hereby assigned to anyone other than the Trustee.

(p)           The Issuer agrees that, at any time and from time to time, at the Issuer’s expense, the Issuer shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents, and take all further action, that may be necessary and within the control of the Issuer, in order to perfect the security interest in the Collateral, or as may be reasonably requested by the Trustee (acting at the Direction of the Controlling Party), and to carry out the provisions of this Indenture and the Account Control Agreement or to enable the Trustee to exercise and enforce its rights and remedies under this Indenture and the Account Control Agreement with respect to any Collateral.  The Issuer also agrees that, at any time and from time to time, at the Issuer’s expense, the Issuer shall file (or cause to be filed) such UCC continuation statements and such other instruments or notices as may be necessary, or that the Trustee may reasonably request, including UCC financing statements or amendments thereto, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee by this Indenture.  With respect to the foregoing and the grant of the security interest under this Indenture, the Issuer hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.

(q)           The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Transfer Agent, and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or purchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  Each of the Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, The City of New York shall initially be one such office or agency for all of the aforesaid purposes.  The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.5.  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

(r)            The Issuer shall use commercially reasonable efforts to file any form (or comply with any other administrative formalities) required for an exemption from or a reduction of any withholding tax for which it is eligible.  The Issuer shall maintain its status as an entity that is not classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  The Issuer shall maintain its status as either (i) an entity that is disregarded as separate from the Equityholder if there is one Equityholder for U.S. federal income tax purposes or (ii) a partnership if there is more than one Equityholder for U.S. federal income tax purposes, in each case for U.S. federal income tax purposes and, to the extent permitted by Applicable Law, state and local tax purposes.  The Issuer shall not file any tax return or report under any name other than its exact legal name.  The Issuer shall treat the Notes as debt for U.S. federal income tax purposes.  Neither the Issuer nor the Trustee shall treat any Noteholder or Beneficial Holder as a “partner” of the Issuer for U.S. federal income tax purposes with respect to the ownership of the Notes.  The Issuer and the Trustee shall treat all interest paid or otherwise accruing on the Notes as interest for U.S. federal income tax purposes.  The Issuer shall prepare and file all tax returns of the Issuer consistent with the covenants set forth in this Section 5.2(r) and shall not take any inconsistent position in any communication or agreement with any taxing authority unless required by a final “determination” of a court of law within the meaning of Section 1313(a)(1) of the Code.  The Issuer shall not enter into or incur any express or implied obligation to indemnify any other Person with respect to Taxes.  The Issuer shall file (or cause to be filed) all tax returns and reports required by Applicable Law to be filed by it and pay all Taxes required to be paid by it.  In the event the listing of the Original Notes on the Cayman Islands Stock Exchange is not approved or maintained or the Cayman Islands Stock Exchange is no longer treated as a “recognized stock exchange” by the HMRC within the meaning of section 1005 of the U.K. Income Tax Act 2007, the Issuer shall use commercially reasonable efforts to list the Original Notes on a “recognized stock exchange” for such purposes.

(s)            The Issuer shall comply with all Applicable Laws with respect to the Transaction Documents, the Counterparty Agreement, the Collateral and all ancillary agreements related thereto, the violation of which would be a Material Adverse Change.

(t)            The Issuer shall (i) preserve and maintain its existence, (ii) preserve and maintain its rights (charter or statutory), franchises, permits, licenses, approvals and privileges and (iii) qualify and remain qualified in good standing in each jurisdiction, in each case where the failure to preserve and maintain such existence, rights, franchises, permits, licenses, approvals, privileges and qualifications would be a Material Adverse Change.  The Issuer shall appoint and employ such agents or attorneys in each jurisdiction where it shall be necessary to take any action under this Indenture or the Account Control Agreement.

(u)           If the Counterparty makes any payment to the Issuer pursuant to the Counterparty Agreement to an account of the Issuer other than the Concentration Account, then the Issuer promptly, and in any event no later than two (2) Business Days following the receipt by the Issuer of such portion of such payment, shall remit such portion of such payment to the Concentration Account in the exact form received with all necessary endorsements.

(v)           During any period in which Theravance or the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall make available to any Noteholder or Beneficial Holder in connection with any sale of any or all of its Notes and any prospective purchaser of such Notes from such Noteholder or Beneficial Holder the information required by Rule 144A (d)(4) under the Securities Act.

(w)          The Issuer shall not, and shall not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any consideration of any type or form (whether in cash, property, by way of interest or fee or otherwise) to or for the benefit of any Noteholder or Beneficial Holder for or as an inducement to any forbearance, consent, waiver or amendment of any of the terms or provisions hereof or of the Notes, or any agreement in respect thereof, unless such consideration is, on the same terms and conditions, offered to all Noteholders and Beneficial Holders and paid to all Noteholders and Beneficial Holders that agree to such forbearance, consent, waiver or amendment, or agreement in respect thereof.

(x)           The Issuer shall not grant a security interest in the Counterparty Agreement, the Concentration Account or the Milestone Payment Reserve Account to any Person.

Section 5.3            Reports and Other Deliverables by the Issuer.

(a)           The Issuer shall furnish to the Trustee, within one-hundred twenty (120) days after the end of each fiscal year commencing with the fiscal year ending December 31, 2014, a certificate from a Responsible Officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all of its obligations under this Indenture (it being understood that, for purposes of this Section 5.3, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture but shall reflect any Interest Amount paid on the Original Notes (and any Refinancing Notes in respect of the Original Notes) (other than on the Final Legal Maturity Date) by the Payment Date immediately following the

Payment Date on which such Interest Amount was first payable as contemplated by the proviso to Section 5.2(i) as have been timely paid).

(b)           Subject to the confidentiality obligations under the Counterparty Agreement, the Issuer shall deliver written notice to the Trustee of the occurrence of any Default or Event of Default under this Indenture promptly and in any event within five Business Days of a Responsible Officer of the Issuer (including any Manager) becoming aware of such Default or Event of Default, which shall be labeled “Notice of Default” or “Notice of Event of Default”.

(c)           The Issuer shall promptly (and in any event within five (5) Business Days of receipt thereof) provide to the Trustee and the Servicer copies of written materials that the Issuer receives from the Transferor pursuant to the Sale and Contribution Agreement or otherwise in respect of the Counterparty Agreement (except to the extent the Issuer is restricted from disclosing such information pursuant to the confidentiality provisions of the Counterparty Agreement).

(d)           Within 120 days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2015, the Issuer shall furnish to the Trustee an opinion of its legal counsel, which opinion shall state either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the security interest in the Collateral in favor of the Trustee for the benefit of the Noteholders, or (ii) in the opinion of such counsel, no such action is necessary to maintain such security interest.

Section 5.4            Additional Monetizations.  Notwithstanding anything to the contrary contained herein, the parties hereto hereby acknowledge and agree, and each Noteholder and Beneficial Holder by its acceptance of its interest in the Notes is hereby deemed to acknowledge and agree, that (i) the Issuer shall be entitled to acquire, hold, service, sell, transfer, assign, participate, pledge, collateralize, securitize and otherwise monetize, in whole or in part, royalty interests and other payments (that are not Retained Royalty Payments) derived directly or indirectly from the exploitation of intellectual property related to pharmaceutical products, including the remaining undivided percentage interest in the Royalty Payments and other amounts payable to Theravance or the Issuer pursuant to the Counterparty Agreement that do not constitute the Retained Royalty Payments, (ii) the Issuer shall be entitled to issue additional series of notes or other evidence of indebtedness in connection therewith and enter into additional indentures, loan and security agreements, loan agreements, credit agreements, purchase and sale agreements, warehouse agreements or other agreements in connection therewith, (iii) the Issuer shall be entitled to pledge its right to enforce the representations, warranties and covenants made by the Transferor under the Sale and Contribution Agreement and the representations, warranties and covenants made by the Servicer under the Servicing Agreement as collateral in connection with any sale, participation, transfer, assignment, collateralization, securitization or monetization, in whole or in part, of the remaining undivided percentage interest in the Royalty Payments that do not constitute the Retained Royalty Payments and the other amounts payable to Theravance or the Issuer pursuant to the Counterparty Agreement that do not constitute the Retained Royalty Payments and all proceeds and products thereof (so long as the ability to enforce such rights (A) does not adversely affect the Retained Royalty Payments or the Notes (for which purpose if such pledge (and the related remedies for enforcement thereof) is on substantially similar terms as the pledge under this Indenture but with respect to the property encumbered by such pledge, it shall be deemed not to adversely affect the Retained Royalty Payments or the Notes) and (B) is no greater than the ability to enforce such rights under this Indenture) and (iv) the representations, warranties, covenants and agreements made by the Issuer hereunder and under the other Transaction Documents to which it is a party, including the covenants made by the Issuer under Sections 5.2(h), 5.2(j)(iv) and (v), 5.2(m) and 5.2(o) of this Indenture, shall not limit the right of the Issuer to issue such additional series of notes or other evidence of indebtedness or enter into such other indentures, loan and security agreements, loan agreements, credit agreements, purchase and sale agreements, warehouse agreements or other agreements in connection therewith or to exercise its rights and perform its duties and obligations thereunder (provided that any such actions will not adversely affect the Retained Royalty Payments or the Notes).

Section 5.5            Development and Commercialization of Products.  Notwithstanding anything to the contrary contained herein, the parties hereto hereby acknowledge and agree, and each Noteholder and Beneficial Holder by its acceptance of its interest in the Notes is hereby deemed to acknowledge and agree, that neither the Transferor nor the Issuer shall have any obligation or liability with respect to the allocations of resources, scope, intensity and duration of efforts or decisions and judgments made in connection with development and commercialization (including acts or omissions that result in or increase the likelihood of, greater or lesser commercial success): (i) with respect to, or as among, any Products or (ii) as among any one or more Products, on the one hand, and any Excluded Products, other products or therapeutically active components, on the other hand.

ARTICLE VI
THE TRUSTEE

Section 6.1            Acceptance of Trusts and Duties.  Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; provided, that, to the extent those duties are qualified, limited or otherwise affected by the provisions of any other Transaction Document, the Trustee shall be required to perform those duties only as so qualified, limited or otherwise affected.  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and as set forth herein, except with respect to the obligation to exercise rights and remedies following an Event of Default, which right and remedies shall be performed by the Trustee acting solely upon the Direction of the Controlling Party in accordance with Article IV.  The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and agrees to receive and disburse all moneys received by it in accordance with the terms hereof.  The Trustee in its individual capacity shall not be answerable or accountable under any circumstances except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth in this Indenture and made expressly in its individual capacity, and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Transaction Documents.  Any amounts received by or due to the Trustee under this Indenture, including the fees, out-of-pocket expenses and indemnities of the Trustee, shall be Administrative Expenses of the Issuer paid in accordance with the Priority of Payments.  The Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

The Issuer does hereby constitute and appoint the Trustee the true and lawful attorney of the Issuer, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Issuer or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of any Transaction Document and all other property that now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings that the Trustee may deem to be necessary or advisable in the premises; provided, that the Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder in accordance with Section 4.3.

Section 6.2            Copies of Documents and Other Notices.

(a)           The Trustee, upon written request, shall furnish to each requesting Noteholder or Beneficial Holder that has executed and delivered to the Registrar a Confidentiality Agreement and the Servicer, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under or in connection with this Indenture.

(b)           The Trustee shall furnish to the Servicer and Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement any reports or notices received from any of the Issuer, the Equityholder or the Counterparty promptly after receipt thereof from the Issuer.  The Trustee may rely conclusively on the validity of any Confidentiality Agreement delivered to it, and may assume that each Beneficial Holder that has delivered a Confidentiality Agreement continues to beneficially own the Notes and is entitled to receive the information requested in accordance with this Section 6.2 absent receipt by the Trustee of written notice to the contrary.

Section 6.3            Representations and Warranties.  The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants as follows:

(a)           The Trustee is a duly authorized national banking association and is validly existing and in good standing under the laws of the United States of America.

(b)           The Trustee has all requisite right, power and authority to execute and deliver this Indenture and its related documents and to perform all of its duties as Trustee hereunder and thereunder.

(c)           The execution and delivery by the Trustee of this Indenture and the other Transaction Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, and no further approvals or filings, including any governmental approvals, with respect to its banking and trust powers, are required for the valid execution and delivery by the Trustee, or the performance by the Trustee, of this Indenture and such other Transaction Documents to which it is a party.

(d)           The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party (i) to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not violate any provision of any Applicable Law governing its banking or trust powers and (ii) do not violate any provision of its articles of association or by-laws.

(e)           The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party, to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any action in respect of, any Governmental Authority governing its banking or trust powers.

(f)            The Trustee has duly executed and delivered this Indenture and each other Transaction Document to which it is a party, and each of this Indenture and each such other Transaction Document constitutes the legal, valid and binding obligation of the Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Applicable Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(g)           The Trustee meets the requirements of Section 6.9 and is an Eligible Institution.

(h)           The Trustee is not a Restricted Party.

Section 6.4            Reliance; Agents; Advice of Counsel.  The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a copy of a resolution of the governing body of any party to any Transaction Document (including the Issuer), certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  To the extent not otherwise specifically provided herein, the Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by the Issuer Organizational Documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof and shall not be required to inquire into the authorization of the Issuer with respect thereto.  To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Issuer or the Servicer upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Issuer or any such Servicer to perform its duties under Section 3.1 of the Servicing Agreement and Section 2.13 and Article III hereof or otherwise.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Noteholders in accordance with Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, right or power conferred upon the Trustee, under any Transaction Document.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any other Transaction Document either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture or any other Transaction Document and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Noteholders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Transaction Document, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture or any other Transaction Document shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Servicer under this Indenture or any of the other Transaction Documents.

The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

When the Trustee incurs expenses or renders services in connection with an Acceleration Default, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Applicable Law relating to bankruptcy matters or Applicable Law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or has received written notice of such event at its Corporate Trust Office from the Issuer, the Servicer or Noteholders holding not less than 10% of the Outstanding Principal Balance of the Notes, which shall be labeled “Notice of Default” or “Notice of Event of Default”.

The Trustee shall have no duty to monitor the performance of the Issuer, the Servicer or any other party to the Transaction Documents, or to confirm the accuracy of any information or calculation required to be provided by such parties to the Trustee under the Transaction Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by any other party to the Transaction Documents.

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder or under any other Transaction Document, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of the Issuer and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture or any other Transaction Document upon the faith thereof.

Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction by or on behalf of the Issuer.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.5            Not Acting in Individual Capacity.  The Trustee acts hereunder solely as trustee unless otherwise expressly provided, and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as provided herein or in any other Transaction Document, only to the property of the Issuer for payment or satisfaction thereof.

Section 6.6            Compensation of Trustee.  The Trustee agrees that it shall have no right against the Noteholders or, except as provided in Section 3.6(a), the property of the Issuer, for any fee as compensation for its services hereunder.  The Issuer shall pay to the Trustee from time to time such compensation as is agreed in writing between the two parties.  The priority of such compensation shall be subject to Section 3.6(a).

Section 6.7            Notice of Defaults.  As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall send to the Issuer, the Servicer and the Noteholders of the related class, in accordance with Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, that the Trustee shall not be deemed to have any fiduciary duty to the Issuer or the Servicer by reason of this Section 6.7, and the Trustee shall not be liable to the Issuer or the Servicer for any failure to comply with this Section 6.7; provided, further, that, except in the case of a Default on the payment of the interest, principal or Premium, if any, on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of the related class.

Section 6.8            May Hold Notes.  The Trustee, any Transfer Agent, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Transfer Agent, Paying Agent, Registrar or such other agent.

Section 6.9            Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee that shall (a) be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), (b) meet the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act and (c) meet the Eligibility Requirements.  If such corporation publishes reports of conditions at least annually, pursuant to Applicable Law or to the requirements of any federal, state, foreign, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.1.

Section 6.10          Reports by the Trustee.  Within sixty (60) days after May 15 of each year commencing with the first full calendar year following the issuance of any class of Notes, the Trustee shall, if required by Section 313(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), transmit to the Noteholders of each class, as provided in Section

313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee and any Subordinated Note Issuance.

Section 6.11          Account Control Agreement and Other Transaction Documents.  The Trustee shall enter into the Account Control Agreement with the Issuer and the Servicer on the Closing Date and shall hold the collateral pledged thereunder as part of the Collateral for purposes of this Indenture.  The provisions of this Article VI shall apply to the Trustee’s exercise of rights and remedies under the Account Control Agreement, mutatis mutandis.  In addition, the Trustee shall enter into such other Transaction Documents on the Closing Date to which it is party.

Section 6.12          Collateral.

(a)           The Trustee shall hold such of the Collateral as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York.  The Trustee shall hold such of the Collateral as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee (which agreement shall be governed by the laws of the State of New York) that (a) such investment property shall at all times be credited to a securities account of the Trustee, (b) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other Person, (e) such securities intermediary shall not agree with any Person other than the Trustee to comply with entitlement orders originated by such other Person and (f) such securities account and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee).  Except as permitted by this Section 6.12 or as otherwise permitted by any Transaction Document, the Trustee shall not hold any part of the Collateral through an agent or a nominee.

(b)           The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, for the validity or sufficiency of the Collateral, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or liens upon the Collateral.  Notwithstanding anything to the contrary in the Transaction Documents, the Trustee shall have no responsibility for recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Transaction Documents.

Section 6.13          Preservation and Disclosure of Noteholder Lists.  The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders received by it.  In any case where either (a) three or more Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement and have certified that none of such Noteholders are Restricted Parties or (b) one or more Noteholders holding at least 25% of the Outstanding Principal Balance of the Senior Class of

Notes that have executed and delivered to the Registrar a Confidentiality Agreement (in each case, “Applicants”) apply in writing to the Registrar and furnish to the Registrar reasonable proof that each such Applicant has owned a Note for a period of at least three (3) months preceding the date of such application, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Registrar shall, within five (5) Business Days after the receipt of such application, inform such Applicants as to the approximate number of Noteholders whose names and addresses appear in such information and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.  The Registrar shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in such information a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Registrar of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.  Each and every Noteholder, by receiving and holding the same, agrees with the Issuer and the Registrar that neither the Registrar nor any agent of the Issuer or the Registrar shall be held accountable by reason of mailing any material pursuant to a request made under this Section 6.13.

Section 6.14          Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.  In order to comply with Applicable Laws in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to Persons that maintain a business relationship with the Trustee.  Accordingly, the Issuer agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for the Issuer in order to enable the Trustee to comply with such Applicable Laws.

Section 6.15          Jurisdiction of Trustee.  Each of the Issuer and the Trustee agrees that the State of New York shall be the Trustee’s jurisdiction for purposes of Sections 8-110, 9-304 and 9-305 of the UCC.

Section 6.16          Notice of Event of Default to the Servicer.  If an Event of Default of which the Trustee has been provided with written notice or of which a Responsible Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall deliver written notice to the Servicer, in accordance with the notice information provided in the Account Control Agreement, of the occurrence and continuance of such Event of Default promptly and in any event within five (5) Business Days of a Responsible Officer of the Trustee so becoming aware of such Event of Default; provided, that the Trustee shall not be deemed to have any fiduciary duty to the Servicer by reason of this Section 6.16, and the Trustee shall not be liable to the Servicer for any failure to comply with this Section 6.16.

ARTICLE VII
SUCCESSOR TRUSTEES, REGISTRARS, TRANSFER AGENTS, PAYING AGENTS AND CALCULATION AGENTS

Section 7.1            Resignation and Removal of Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent.  Any of the Trustee, the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent may resign as to all or any of the classes of Notes at any time without cause by giving at least thirty (30) days’ prior written notice to the Issuer, the Servicer and the Noteholders.  Noteholders holding a majority of the Outstanding Principal Balance of any class of Notes may at any time remove one or more of the Trustee, the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent as to such class without cause, with the consent of the Issuer (such consent not to be unreasonably withheld) if no Event of Default shall have occurred and be continuing, by an instrument in writing delivered to the Issuer, the Servicer and the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent being removed.  In addition, the Issuer may remove the Trustee, the Registrar, the Transfer Agent, the Paying Agent or the Calculation Agent as to any class of Notes if (a) such Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent fails to comply with Section 310 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) after written request therefor by the Issuer or the Noteholders of the related class who have been bona fide Noteholders for at least six (6) months, (b) such Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent fails to comply with Section 7.2(d) or any other provision hereof, (c) such Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent or its property or (e) such Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent becomes incapable of acting.  References to the Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent in this Indenture include any successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, as the case may be, as to all or any of the classes of Notes appointed in accordance with this Article VII.  Any resignation or removal of the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent pursuant to this Section 7.1 shall not be effective until a successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, as the case may be, shall have been duly appointed and vested as Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, as the case may be, pursuant to Section 7.2.

Section 7.2            Appointment of Successor.

(a)           In the case of the resignation or removal of the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent as to any class of Notes under Section 7.1, the Issuer shall promptly appoint a successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent as to such class.  If a successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent as to any class of Notes shall not have been appointed and accepted its appointment hereunder within sixty (60) days after the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, as the case may be, gives notice of resignation as to such class, the retiring Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, as the case may be, the Issuer, the Servicer or a majority of the Outstanding Principal Balance of such class of Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent as to such class.

(b)           Any successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent as to any class of Notes, however appointed, shall execute and deliver to the Issuer, the Servicer and the predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent as to such class an instrument accepting such appointment, and thereupon such successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent hereunder in the trusts hereunder applicable to it with like effect as if it was named the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent as to such class herein; provided, that, upon the written request of such successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, such predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, and such predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent shall duly assign, transfer, deliver and pay over to such successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent all moneys or other property then held by such predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent hereunder solely for the benefit of such class of Notes.

(c)           If a successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent is appointed with respect to one or more (but not all) classes of the Notes, the Issuer, the predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent and each successor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent with respect to each class of Notes shall execute and deliver an indenture supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent with respect to the classes of Notes as to which the predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent is not retiring shall continue to be vested in the predecessor Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent.

(d)           Each Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent shall be an Eligible Institution and shall meet the Eligibility Requirements and the requirements of Section 6.9, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent hereunder.

(e)           Any Person into which the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent shall be a party, or any Person to which all or substantially all of the corporate trust business of the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent (including the administration of the trust created by this Indenture) may be transferred, shall, subject to the terms of Section 7.2(c) and Section 7.2(d), be the Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, as the case may be, under this Indenture without the execution or filing of any paper with any party hereto or any further act on the part of any party hereto, except where an instrument of transfer or assignment is required by Applicable Law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE VIII
INDEMNITY

Section 8.1            Indemnity.  The Issuer shall indemnify and defend the Trustee (and its officers, directors, managers, employees and agents) for, and hold it harmless from and against, and reimburse the Trustee for, any loss, liability or expense incurred by it without gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its performance of its duties under this Indenture and the Notes or any other Transaction Document, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties, and hold it harmless against any loss, liability or reasonable expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officer’s Certificate required to be furnished hereunder.  The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder unless, and only to the extent that, the Issuer is actually prejudiced by such omission.  The Issuer shall defend any such claim and the Trustee shall cooperate in the defense thereof.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one separate outside counsel for the Trustee.  The Issuer need not pay for any settlements made without its consent.  The Issuer need not reimburse any expense or provide any indemnity against any loss, liability or expense incurred by the Trustee through gross negligence or willful misconduct.

Section 8.2            Survival.  The provisions of Section 8.1 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

ARTICLE IX
MODIFICATION

Section 9.1            Modification with Consent of Noteholders.  Subject to Section 3.6(b), with the consent of Noteholders holding a majority of the Outstanding Principal Balance of the Notes (together with any other class of Notes voting or acting as a single class), the Trustee may agree to amend, modify or waive any provision of (or consent to the amendment, modification or waiver of) this Indenture or the Notes; provided, however, that if there shall be Notes of more than one class Outstanding and if a proposed amendment, modification, consent or waiver shall directly affect the rights of Noteholders of one or more, but less than all, of such classes, then the consent only of the Noteholders holding a majority of the Outstanding Principal Balance of each affected class of Notes, each voting or acting as a single class, shall be required; provided, further, however, that no such amendment, modification, consent or waiver may, without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the class of Notes affected thereby:

(a)           reduce the percentage of any such class of Notes required to take or approve any action hereunder or thereunder;

(b)           reduce the amount or change the time of payment of any amount owing or payable with respect to any such class of Notes (including pursuant to any Redemption) or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes;

(c)           alter or modify in any adverse respect the provisions of this Indenture with respect to the Collateral, or the manner of payment or the order of priority in which payments or distributions hereunder shall be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders (including pursuant to Section 3.6) (except, with respect to Subordinated Notes or as among classes of Subordinated Notes, alterations or modifications to Section 3.6(a)(vii) or Section 3.6(a)(viii), at the time such Subordinated Notes are established, provided such alterations or modifications do not change the order of priority as between the Original Notes (or any Refinancing Notes in respect of the Original Notes) and the Subordinated Notes);

(d)           consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders; or

(e)           alter the provisions relating to the Collection Account in a manner adverse to any Noteholder;

provided, that the Controlling Party, by written notice to the Trustee, may waive any Default or Event of Default to the extent provided in Section 4.5.

It shall not be necessary for the consent of the Noteholders under this Section 9.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  Any such modification approved by the required Noteholders of any class of Notes shall be binding on the Noteholders of the relevant class of Notes and each party to this Indenture.

After an amendment under this Section 9.1 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment.  Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.1 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.2            Modification Without Consent of Noteholders.  Subject to Section 3.6(b), the Trustee may, without the consent of any Noteholder, agree to amend, modify or waive any provision of (or consent to the amendment, modification or waiver of) this Indenture or the Notes to:

(a)           establish the terms of any Refinancing Notes or Subordinated Notes pursuant to Section 2.15 and Section 2.16, respectively (including, with respect to Subordinated Notes or as among classes of Subordinated Notes, modifications to Section 3.6(a)(vii) and Section 3.6(a)(viii));

(b)           evidence the succession of a successor to the Trustee, Registrar, Paying Agent, Transfer Agent or Calculation Agent, the removal of the Trustee, Registrar, Paying Agent, Transfer Agent or Calculation Agent or the appointment of any separate or additional trustee or trustees or co-trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustees;

(c)           correct, confirm or amplify the description of any property at any time subject to the lien of this Indenture or to assign, transfer, convey, mortgage or pledge any property to or with the Trustee;

(d)           correct or supplement any defective or inconsistent provision of this Indenture or the Notes;

(e)           grant or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security that may be lawfully granted or conferred and that are not contrary to this Indenture;

(f)            add to the covenants or agreements to be observed by the Issuer for the benefit of the Noteholders, add Events of Default for the benefit of the Noteholders or surrender any right or power conferred upon the Issuer in this Indenture;

(g)           comply with the requirements of the SEC or any other regulatory body or any Applicable Law;

(h)           conform the text of this Indenture or the Notes issued hereunder to any provision described under the section of the Memorandum captioned “Description of the Offered Notes” to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes issued hereunder; or

(i)            effect any indenture supplemental hereto or any other amendment, modification, supplement, waiver or consent with respect to this Indenture or the Notes; provided, that such indenture supplemental hereto, amendment, modification, supplement, waiver or consent shall not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer’s Certificate of the Issuer.

After an amendment under this Section 9.2 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment.  Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.2 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.3            Subordination; Priority of Payments.  The subordination provisions contained in Article X may not be amended or modified without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the class of Notes affected thereby.  In no event shall the provisions set forth in Section 3.6 relating to the priority of payment of Administrative Expenses be amended or modified.

Section 9.4            Execution of Amendments by Trustee.  In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE X
SUBORDINATION

Section 10.1          Subordination of the Notes.

(a)           Each of the Issuer and the Trustee (on behalf of the Noteholders) covenants and agrees, and each Noteholder, by its acceptance of a Note, covenants and agrees, that the Notes of each class shall be issued subject to the provisions of this Article X.  Each Noteholder, by its acceptance of a Note, further agrees that all amounts payable on any Note shall, to the extent provided in Section 3.6 and in the manner set forth in this Article X, be subordinated in right of payment to the prior payment in full of all accrued and unpaid government taxes, filing fees and registration fees to any federal, state or local government entities (excluding in each case federal, state and local income taxes) owed by the Issuer (if any) and all Administrative Expenses payable to the Service Providers pursuant to this Indenture and the other Transaction Documents.  Each Noteholder of a Subordinated Note, by its acceptance of a Subordinated Note, further agrees that all amounts payable on any Subordinated Note shall, to the extent provided in Section 3.6 and in the manner set forth in this Article X, be subordinated in right of payment to the payment in full of the Original Notes (and any Refinancing Notes in respect of the Original Notes).  Any claim to payment so stated to be subordinated is referred to as a “Subordinated Claim”; each claim to payment to which another claim to payment is a Subordinated Claim is referred to as a “Senior Claim” with respect to such Subordinated Claim.

(b)           If, prior to the payment in full of all Senior Claims then due and payable, the Trustee or any Noteholder of a Subordinated Claim shall have received any payment or distribution in respect of such Subordinated Claim in excess of the amount to which such Noteholder was then entitled under Section 3.6, then such payment or distribution shall be received and held in trust by such Person and paid over or delivered to the Trustee for application as provided in Section 3.6.

(c)           If any Service Provider, the Equityholder, the Trustee or any Noteholder of any Senior Claim receives any payment in respect of any Senior Claim that is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect and shall be entitled to the benefits of this Article X, all as if such payment had not been received.

(d)           The Trustee (on its own behalf and on behalf of the Noteholders) and the Issuer each confirm that the payment priorities specified in Section 3.6 shall apply in all circumstances.

(e)           Each Noteholder, by its acceptance of a Note, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), any actions tending towards liquidation of the property and assets of the Issuer or the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings.

(f)            If payment on the Notes is accelerated as a result of an Event of Default, the Issuer shall promptly notify the holders of the Senior Claims of such acceleration.

(g)           After all Senior Claims are paid in full and until the Subordinated Claims are paid in full, and to the extent that such Senior Claims shall have been paid with funds that would, but for the subordination pursuant to this Article X, have been paid to and retained by such holders of Subordinated Claims, the holders of Subordinated Claims shall be subrogated to the rights of holders of Senior Claims to receive payments applicable to Senior Claims.  A payment made under this Article X to holders of Senior Claims that otherwise would have been made to the holders of Subordinated Claims is not, as between the Issuer and the holders of Subordinated Claims, a payment by the Issuer.

(h)           No right of any holder of any Senior Claim to enforce the subordination of any Subordinated Claim shall be impaired by an act or failure to act by the Issuer or the Trustee or by any failure by either the Issuer or the Trustee to comply with this Indenture.

(i)            Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such Noteholder’s claim, to acquire and continue to hold such Senior Claim, and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim.  Each holder of a Subordinated Claim agrees to comply with the provisions of Article IV.

ARTICLE XI
DISCHARGE OF INDENTURE; SURVIVAL

Section 11.1          Discharge of Indenture; Survival.

(a)           When (i) all outstanding Secured Obligations (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) have been satisfied and the Issuer delivers to the Trustee all Outstanding Notes (other than Notes that have been replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of an Optional Redemption pursuant to Section 3.8(b) or any other Redemption pursuant to Section 3.8(c), in each case that is subject to Section 3.9(c), and the Issuer irrevocably deposits in the Collection Account funds sufficient to pay all remaining Administrative Expenses accrued and payable through such date and to pay all principal of and interest and Premium (if any) on Outstanding Notes at maturity or upon redemption all Outstanding Notes, including interest and any Premium thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.8), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.1(b), cease to be of further effect and the Security Interest granted to the Trustee hereunder in the Collateral shall terminate.  The Trustee shall acknowledge satisfaction and discharge of this Indenture, file all UCC termination statements and similar documents prepared by the Issuer and take other actions in order to terminate the Security Interest, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b)           Notwithstanding Section 11.1(a), the Issuer’s obligations in Section 3.6(b) and Section 8.1, and the Trustee’s obligations in Section 12.13 and Section 12.14 shall survive the satisfaction and discharge of this Indenture.

Section 11.2          Release of Security Interest in Certain Collateral.  Upon distribution or transfer of (a) cash amounts permitted to be distributed or transferred by Article III and (b) cash proceeds from the Notes issued in accordance with this Indenture, the Security Interest in such cash amounts or such cash proceeds, as the case may be, shall terminate, and such item(s) of Collateral shall be released therefrom, immediately upon such distribution or transfer, without any further action by the Trustee; provided, however, that such release shall not apply to any other Collateral.  The Trustee shall, at the expense of the Issuer, acknowledge the termination of any such Security Interest and the release of any such item(s) of Collateral therefrom and take other actions in order to evidence and confirm such termination and release, on demand of the Issuer accompanied by an Officer’s Certificate to the effect that any conditions precedent to such termination and release have been met.

ARTICLE XII
MISCELLANEOUS

Section 12.1          Right of Trustee to Perform.  If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture, under any of the other Transaction Documents or otherwise, the Trustee shall have the power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations or cause performance of such obligations and to take any steps that the Trustee may, but shall not have the obligation to, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer, in which case the reasonable expenses of the Trustee, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Issuer under Section 8.1; provided, that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Transaction Documents.

Section 12.2          Waiver.  Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given.  The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.  No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 12.3          Severability.  In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any Applicable Law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 12.4          Restrictions on Exercise of Certain Rights.  The Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as otherwise provided in Section 4.4, Section 4.9 and Section 4.11, may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer.  Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as provided in Section 4.4, Section 4.9 and Section 4.11, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding-up, liquidation, composition, examination or any like proceedings under Applicable Law.

Section 12.5          Notices.  All Notices shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt or (e) in the case of reports under Article III and any other report that is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by facsimile, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Issuer, to:

LABA Royalty Sub LLC
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Bradford J. Shafer, Senior Vice President & General Counsel
Facsimile: (650) 808-6095
Email: bshafer@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  David H. Midvidy
Facsimile: (917) 777-2089
E-Mail:  david.midvidy@skadden.com

if to the Trustee, the Registrar, the Transfer Agent, the Paying Agent or the Calculation Agent, to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (LABA Royalty Sub LLC)
Telephone: 617-603-6553
Facsimile: 617-603-6683

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto.  Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 12.6          Assignments.  This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee and by its successors, transferees and assigns and, as and to the extent provided in Section 3.6(b), the Equityholder.  The Issuer may not assign any of its obligations under this Indenture or delegate any of its duties hereunder.

Section 12.7          Application to Court.  The Trustee may at any time after the service of an Acceleration Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Trustee shall deem fit, and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

Section 12.8         GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.9          Jurisdiction.

(a)           Each of the parties hereto agrees that the U.S. federal and State of New York courts located in the Borough of Manhattan, The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection that it might now or hereafter have to the U.S. federal or State of New York courts located in the Borough of Manhattan, The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum.  Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 12.5.  Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.  Nothing herein shall in any way be deemed to limit the ability of the Issuer or the Trustee and the Noteholders, as the case may be, to serve any such legal process, summons, notices and documents in any other manner permitted by Applicable Law or to obtain jurisdiction over such party or bring suits, actions or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(b)           The submission to the jurisdiction of the courts referred to in Section 12.9(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)           Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment that may be made or given in such action or proceeding.

(d)           If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to any Noteholder from Dollars into another currency, the Issuer has agreed, and each Noteholder by holding a Note shall be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Noteholder could purchase Dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

(e)           The obligation of the Issuer in respect of any sum payable by it to a Noteholder shall, notwithstanding any judgment or order in a currency other than Dollars (the “Judgment Currency”), be discharged only to the extent that, on the Business Day following receipt by such Noteholder of such security of any sum adjudged to be so due in the Judgment Currency, such Noteholder may in accordance with normal banking procedures purchase Dollars with the Judgment Currency.  If the amount of Dollars so purchased is less than the sum due to such Noteholder in the Judgment Currency (determined in the manner set forth in Section 12.9(d)), the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Noteholder against such loss, and, if the amount of the Dollars so purchased exceeds the sum due to such Noteholder, such Noteholder agrees to remit to the Issuer such excess, provided that such Noteholder shall have no obligation to remit any such excess as long as the Issuer shall have failed to pay such Noteholder any obligations due and payable under the Notes of such Noteholder, in which case such excess may be applied to such obligations of the Issuer under such Notes in accordance with the terms thereof.  The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

(f)            EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR ANY MATTER ARISING HEREUNDER.

Section 12.10       Counterparts.  This Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.  Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 12.11       Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.12       Trust Indenture Act.  This Indenture shall not be qualified under the Trust Indenture Act and shall not be subject to the provisions of the Trust Indenture Act.

Section 12.13       Confidential Information.  The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all information (including Confidential Information) provided to the Trustee by the Equityholder or the Issuer may be considered to be proprietary and confidential information of Counterparty.  The Trustee agrees to take reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information.  The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any such information without the prior written consent of the disclosing party.  The Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees and its legal advisors or (b) to the extent required by Applicable Law, in each case to each of whom disclosure of such information is necessary for the purposes described above.

Each of the Calculation Agent, the Transfer Agent, the Paying Agent and the Registrar agrees to be bound by this Section 12.13 to the same extent as the Trustee.

Section 12.14       Limited Recourse.  Each of the parties hereto accepts that the enforceability against the Issuer of the obligations of the Issuer hereunder and under the Notes shall be limited to the Collateral.  Once all of the Collateral has been realized and applied in accordance with Article III, any outstanding obligations of the Issuer shall be extinguished.  For the avoidance of doubt, this Section 12.14 does not affect the obligations of the Servicer under the Account Control Agreement.  Each of the parties hereto further agrees that it shall take no action against any employee, director, officer or administrator of the Issuer, the Equityholder or the Trustee in relation to this Indenture; provided, that nothing herein shall limit the Issuer (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such Person.  The provisions of this Section 12.14 shall survive termination of this Indenture; provided, further, that the foregoing shall not in any way limit, impair or otherwise affect any rights of the Trustee or the Noteholders to proceed against any such Person (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such Person or (b) for the receipt of any distributions or payments to which the Issuer or any successor in interest is entitled, other than distributions expressly permitted pursuant to this Indenture and the other Transaction Documents.

Section 12.15       Tax Matters.

(a)           The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, for all Tax purposes, the Notes shall qualify as indebtedness.  The Issuer, by entering into this Indenture, and each Noteholder and Beneficial Holder, agree to treat the Notes as indebtedness for all Tax purposes.

(b)           The Issuer shall not be obligated to pay any additional amounts to the Noteholders or Beneficial Holders as a result of any withholding or deduction for, or on account of, any present or future Taxes imposed on payments in respect of the Notes.  If a Global Note is issued, in accordance with the procedures of DTC, the Issuer shall (or shall direct the Trustee in writing to) request the Notes to be coded as eligible for the “portfolio interest exemption”.  Unless otherwise required by Applicable Law, if Definitive Notes are issued, so long as a Person shall have delivered to the Issuer a properly completed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8ECI or other applicable IRS form or, in the case of a Person claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the

Code with respect to payments of “portfolio interest”, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit F, neither the Issuer nor the Trustee shall withhold Taxes on payments of interest made to any such Person.  Any such IRS Form W-8BEN shall specify whether the Noteholder or Beneficial Holder to whom the form relates is entitled to the benefits of any applicable income tax treaty.

(c)           Provided that the Issuer complies with Section 5.2(r), Section 12.15(a) and Section 12.15(b), if Definitive Notes are issued, (i) if any withholding Tax is imposed on the Issuer’s payment under the Notes to any Noteholder or Beneficial Holder, such Tax shall reduce the amount otherwise distributable to such Noteholder or Beneficial Holder, as the case may be, (ii) the Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Noteholder or Beneficial Holder sufficient funds for the payment of any withholding Tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such withholding Tax in appropriate proceedings and withholding payment of such Tax, if permitted by Applicable Law, pending the outcome of such proceedings) and (iii) the amount of any withholding Tax imposed with respect to any Noteholder or Beneficial Holder shall be treated as cash distributed to such Noteholder or Beneficial Holder, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority.  Provided that the Issuer complies with Section 5.2(r), Section 12.15(a) and Section 12.15(b), if there is a possibility that withholding Tax is payable with respect to a payment under the Notes, the Trustee may (but shall have no obligation to) withhold such amounts in accordance with this Section 12.15.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 12.16       Waiver.  The Issuer waives any right to contest or otherwise assert that the Sale and Contribution Agreement is other than a true, absolute and irrevocable sale and assignment by the Transferor to the Issuer of the Collateral under Applicable Law.

Section 12.17       Distribution Reports.  Each party hereto acknowledges and agrees that the Trustee may effect delivery of any Distribution Report (including the materials accompanying such Distribution Report) by making such Distribution Report and accompanying materials available by posting such Distribution Report and accompanying materials on IntraLinks or a substantially similar electronic transmission system; provided, however, that, upon written notice to the Trustee, any Noteholder may decline to receive such Distribution Report and accompanying materials via IntraLinks or a substantially similar electronic transmission system, in which case such Distribution Report and accompanying materials shall be provided as otherwise set forth in the Transaction Documents.  Subject to the conditions set forth in the proviso in the preceding sentence, nothing in this Section 12.17 shall prejudice the right of the Trustee to make such Distribution Report and accompanying materials available in any other manner specified in the Transaction Documents.

Section 12.18       No Voting Rights for Non-Permitted Holders.  In determining whether the Noteholders holding the requisite aggregate Outstanding Principal Balance of the Notes have given any request, demand, authorization, direction, notice, consent, approval or waiver under this Indenture or any other Transaction Document (which in the case of any other Transaction Document shall be as third party beneficiaries to such other Transaction Document), the Notes held by the Issuer or any Non-Permitted Holder, including any Noteholder that is a Restricted Party, shall be disregarded and deemed not to be Outstanding.  In connection therewith, as a condition to the exercise of the voting rights or remedial or other rights assigned to the Noteholders under this Indenture and the other Transaction Documents (which in the case of the other Transaction Documents shall be as third party beneficiaries to such Transaction Documents), including the remedial rights exercisable by the Noteholders following the occurrence and during the continuation of an Event of Default, each Noteholder shall be required to deliver a certification to the Trustee in the form attached as Exhibit H to this Indenture that it is not a Non-Permitted Holder, including that it is not a Restricted Party. The aggregate Outstanding Principal Balance of the Notes held by any Noteholder that does not deliver the certification will be excluded from the denominator in calculating whether Noteholders holding the requisite Outstanding Principal Balance of the Notes have consented and from the numerator in calculating whether the Noteholders holding the requisite Outstanding Principal Balance of the Notes have objected to any matter subject to the vote or approval of the Noteholders.

Section 12.19       U.S.A. Patriot Act.  The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the day and year first written above.

LABA ROYALTY SUB LLC,
as Issuer

By:	/s/ Bradford J. Shafer
	Name:	Bradford J. Shafer
	Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alison D. B. Nadeau
	Name:	Alison D. B. Nadeau
	Title:	Vice President

INDENTURE

LABA Royalty Sub LLC

SCHEDULE A

ASSUMED AMORTIZATION SCHEDULE FOR OPTIONAL REDEMPTION IN RESPECT OF THE ORIGINAL NOTES

Payment Date	Principal Payment	Remaining Balance of the Original Notes
		$450,000,000
November 15, 2014	$0	$462,838,846
February 15, 2015	$0	$466,130,294
May 15, 2015	$0	$468,019,513
August 15, 2015	$0	$468,379,244
November 15, 2015	$2,234,235	$466,145,009
February 15, 2016	$5,092,243	$461,052,767
May 15, 2016	$8,151,653	$452,901,114
August 15, 2016	$11,411,823	$441,489,292
November 15, 2016	$14,381,444	$427,107,848
February 15, 2017	$17,542,980	$409,564,868
May 15, 2017	$20,837,782	$388,727,086
August 15, 2017	$24,296,558	$364,430,528
November 15, 2017	$27,876,332	$336,554,196
February 15, 2018	$31,935,084	$304,619,112
May 15, 2018	$36,182,164	$268,436,947
August 15, 2018	$40,856,193	$227,580,754
November 15, 2018	$45,700,290	$181,880,464
February 15, 2019	$50,654,131	$131,226,333
May 15, 2019	$54,532,746	$76,693,587
August 15, 2019	$58,893,273	$17,800,314
November 15, 2019	$17,800,314	$0
February 15, 2020	$0	$0
May 15, 2020	$0	$0

August 15, 2020	$0	$0
November 15, 2020	$0	$0
February 15, 2021	$0	$0
May 15, 2021	$0	$0
August 15, 2021	$0	$0
November 15, 2021	$0	$0
February 15, 2022	$0	$0
May 15, 2022	$0	$0
August 15, 2022	$0	$0
November 15, 2022	$0	$0
February 15, 2023	$0	$0
May 15, 2023	$0	$0
August 15, 2023	$0	$0
November 15, 2023	$0	$0
February 15, 2024	$0	$0
May 15, 2024	$0	$0
August 15, 2024	$0	$0
November 15, 2024	$0	$0
February 15, 2025	$0	$0
May 15, 2025	$0	$0
August 15, 2025	$0	$0
November 15, 2025	$0	$0
February 15, 2026	$0	$0
May 15, 2026	$0	$0
August 15, 2026	$0	$0
November 15, 2026	$0	$0
February 15, 2027	$0	$0
May 15, 2027	$0	$0
August 15, 2027	$0	$0

November 15, 2027	$0	$0
February 15, 2028	$0	$0
May 15, 2028	$0	$0
August 15, 2028	$0	$0
November 15, 2028	$0	$0
February 15, 2029	$0	$0
May 15, 2029	$0	$0